UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Denbury Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Denbury

2023 Proxy Statement

and Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, JUNE 1, 2023

 To our Stockholders:

You are hereby notified that the 2023 Annual Meeting of Stockholders of Denbury Inc., a Delaware corporation (“Denbury” or the “Company”), will be held virtually at www.virtualshareholdermeeting.com/DEN2023 at 8:00 a.m. Central Daylight Time (CDT) on Thursday, June 1, 2023, for the following purposes:

a.to elect eight directors, each to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal;
b.to hold an advisory vote to approve named executive officer compensation;
c.to hold an advisory vote on the frequency of the stockholder vote to approve named executive officer compensation;
d.to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023;

and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Only stockholders of record as of April 3, 2023 are entitled to notice of, and to vote at, the annual meeting. The annual meeting will be held at www.virtualshareholdermeeting.com/DEN2023. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/DEN2023, stockholders must enter the control number found on their proxy card, voting instruction form or notice. Once properly admitted to the annual meeting, stockholders of record as of the record date may vote their shares by following the instructions available on the meeting website during the meeting and may also view the complete list of stockholders entitled to vote at the annual meeting. To ask a question pertaining to the business of the annual meeting, stockholders must submit it in advance of the annual meeting by visiting www.proxyvote.com. Questions may be submitted until 11:59 p.m., Eastern Time, on Tuesday, May 30, 2023. Each stockholder will be limited to no more than one question. Following the conclusion of the annual meeting, the Company will answer questions submitted timely in advance that pertain to the business of the annual meeting. Technical support will be available on the meeting platform at www.virtualshareholdermeeting.com/DEN2023 beginning at 7:30 a.m. CDT on June 1, 2023 or by calling 800-586-1548 (US) or 303-562-9288 (International). The technical support offered through this service is designed to address difficulties related to the virtual meeting website, and it is recommended that you contact your broker should you be unable to locate your control number.

Beginning on or about April 18, 2023, the Company sent a Notice Regarding the Internet Availability of Proxy Materials to its stockholders containing instructions on how to access the proxy materials and vote via the Internet. Instructions for requesting a paper copy of the proxy materials are contained in the Notice Regarding the Internet Availability of Proxy Materials.

By order of the Board of Directors,

/s/ James S. Matthews

James S. Matthews Executive Vice President, Chief Administrative Officer, General Counsel and Secretary April 18, 2023

Stockholders of record are urged to vote their proxy promptly, whether or not they expect to virtually attend the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY ON JUNE 1, 2023:

We have elected to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish proxy materials to our stockholders via the Internet. These rules allow us to provide information that our stockholders need while lowering costs, accelerating the speed of delivery and reducing the environmental impact of our annual meeting. This proxy statement, along with the Company’s Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2022, are available via the Internet at www.proxyvote.com.

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DENBURY INC.
PROXY STATEMENT
Annual Meeting of Stockholders
to be held on Thursday, June 1, 2023

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“our Board” or “the Board”) of Denbury Inc., a Delaware corporation (“Denbury” or “the Company”), for use at the Company’s virtual annual meeting of stockholders to be held on Thursday, June 1, 2023 at www.virtualshareholdermeeting.com/DEN2023, or at any adjournment or postponement thereof. This proxy statement, proxy card and our 2022 Annual Report to Stockholders are being first made available to stockholders on or about April 18, 2023.

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), the Company is making its proxy materials available to its stockholders electronically via the Internet. On or about April 18, 2023, the Company sent a Notice Regarding the Internet Availability of Proxy Materials (the “Notice”) to its stockholders of record as of the close of business on April 3, 2023. The Notice includes (i) instructions on how to access the Company’s proxy materials and vote via the Internet, (ii) the date, time and virtual location of the annual meeting, (iii) a description of the matters intended to be acted upon at the annual meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request paper copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access the proxy materials and (vii) information about attending and voting at the virtual annual meeting. Following the conclusion of the annual meeting, the Company will answer questions submitted timely in advance that pertain to the business of the annual meeting. SEC rules permit us to deliver a single copy of the Company’s proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This benefits both the stockholders and the Company, as it eliminates duplicate mailings and reduces our printing and mailing costs. Each stockholder will continue to receive a separate proxy card or voting instruction card.

RECORD DATE AND COMMON STOCK OUTSTANDING

The record date for the annual meeting was April 3, 2023.  Only Denbury stockholders of record as of the record date are entitled to receive notice of and to vote at the annual meeting.  If you are a holder of our common stock, you are entitled to one vote at the annual meeting for each share of common stock you held as of the record date.  As of the record date, there were 50,039,629 shares of Denbury common stock issued and outstanding and entitled to vote at the annual meeting.

VOTING OF COMMON STOCK

Voting by Stockholders of Record

You are a stockholder of record if your shares are directly held by you and registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. If you are a stockholder of record, you may vote your shares via the Internet at www.proxyvote.com in accordance with the instructions in the Notice. You may also vote by touch-tone telephone from the United States by calling 1-800-690-6903, or by completing, signing and dating the proxy card and returning the proxy card in the prepaid envelope. In order to be valid and acted upon at the annual meeting, your proxy must be received before 11:59 p.m. Eastern Daylight Time (EDT) on May 31, 2023. Shares represented by proxy will be voted at the annual meeting unless the proxy is revoked at any time prior to the time at which the shares covered by proxy are voted by: (i) timely submitting a proxy with new voting instructions via the Internet or telephone; (ii) timely delivering a valid, later-dated executed proxy card; (iii) delivering a written notice of revocation that is received by our Corporate Secretary at 5851 Legacy Circle, Suite 1200, Plano, Texas 75024, by 11:59 p.m. Eastern Daylight Time (EDT) on May 31, 2023; or (iv) voting at the virtual annual meeting by completing a ballot.

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Attending the annual meeting virtually without completing a ballot will not revoke any previously submitted proxy. If you properly complete and sign your proxy card but do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted in accordance with the recommendation of our Board as discussed below.

Voting by Beneficial Owners

You are considered a beneficial owner of shares held in “street name” if your shares are held by a broker, bank or other nominee (collectively referred to as a “broker”) on your behalf. If you are a beneficial owner of shares, you will receive instructions from your broker describing how to vote your shares. As a beneficial owner of your shares, you are entitled to direct your broker how to vote your shares. You may instruct your broker on how to vote by completing the voting instruction form provided to you by your broker. You may also vote by telephone or via the Internet if your broker makes such methods available, in which case applicable instructions will be provided to you by your broker. You may change your vote by submitting new voting instructions to your broker in accordance with your broker’s procedures. If you do not timely instruct your broker on how to vote your shares, your broker may vote your shares as it decides with respect to Proposal Four (the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm). There are also non-discretionary matters for which your broker does not have discretionary authority to vote unless it receives timely instructions from you: Proposal One (the election of directors), Proposal Two (the non-binding, advisory approval of named executive officer compensation) and Proposal Three (the advisory vote on the frequency of the stockholder vote to approve named executive officer compensation). A “broker non-vote” results when a broker does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker should vote your shares and the broker indicates it does not have authority to vote such shares on its proxy. As the beneficial owner of shares, you are invited to attend the virtual annual meeting; however, you may not vote your shares at the annual meeting unless you obtain a written proxy from your broker.

Quorum; Required Vote; Treatment of Abstentions and Broker Non-Votes

We must have present or represented by proxy at least one-third of our issued and outstanding shares of common stock entitled to vote at the annual meeting in order to have a quorum.  Abstentions and broker non-votes are counted as present at the annual meeting for purposes of determining whether a quorum is present. With respect to Proposal One (the election of directors), you will not be allowed to cumulate your votes.  You are entitled to vote “for” the election of a director nominee, “against” the election of a director nominee, or you may “abstain” from voting with respect to a director nominee. In order for a nominee to be elected as director, such nominee must receive the vote of the majority of the votes cast with respect to such nominee at the annual meeting, where a quorum is present. A majority of votes cast means that the number of shares voted “for” a nominee’s election must exceed the number of shares voted “against” such nominee’s election. Abstentions and broker non-votes will not be counted as votes cast for purposes of the election of directors. In accordance with our Fourth Amended and Restated Bylaws (our “Bylaws”), each incumbent director nominee is required to submit an irrevocable offer of resignation to the Board, which resignation becomes effective if such nominee is not reelected at the annual meeting and the offer of resignation is accepted by the Board.

With respect to Proposals Two, Three and Four, the affirmative vote of a majority of the shares having voting power present or represented by proxy at the annual meeting and entitled to vote on the proposals, where a quorum is present, is required for approval. For Proposal Three, if none of the frequency options receive a majority vote, the option that receives the highest number of votes cast will be considered the frequency selected by stockholders. Abstentions will be included in the vote total on Proposals Two and Four, such abstentions having the same effect on each such proposal as a negative vote, and abstentions will have no effect on the outcome of Proposals One and Three; however, if there are broker non-votes with respect to Proposals One, Two or Three, they will not be included in the vote total and will not have any effect. Brokers have discretion to vote on Proposal Four.

We will vote all properly executed proxies at the annual meeting in accordance with the direction on the proxy.  You should be aware that if no vote direction is indicated on an executed proxy, the shares will be voted FOR the election of all of the director nominees under Proposal One; FOR Proposal Two (the non-binding, advisory approval of named executive officer compensation); FOR Proposal Three (an advisory vote on the frequency of the stockholder vote to approve named executive officer compensation); and FOR Proposal Four (the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm).  Our Board has designated Kevin O. Meyers and/or Christian S. Kendall to serve as proxies.  We do not know of any matters other than those matters listed in the Notice that will be presented for action at the annual meeting.  However, if any other matters are properly presented for action at the annual meeting, we intend for Dr. Meyers and Mr. Kendall, and each of them acting singly as proxies named in the proxy card, to vote at their discretion on such matters.

PERSONS MAKING THE SOLICITATION

Our Board is soliciting this proxy. The Company will bear all costs incurred in connection with such solicitation for the annual meeting, including those incurred for the preparation, printing and mailing of the proxy materials.  Our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication.  If they do so, these individuals will not receive any additional compensation for these services.  We may also retain a proxy solicitor to assist us with the distribution and solicitation of proxies for the annual meeting at our expense.

OUR COMPANY

Denbury is an independent energy company with operations focused in the Gulf Coast and Rocky Mountain regions of the United States.  We are differentiated by our focus on CO2 enhanced oil recovery (“EOR”) and the emerging carbon capture, utilization and storage (“CCUS”) industry, supported by our CO2 EOR technical and operational expertise and our extensive CO2 pipeline infrastructure. The utilization of captured industrial-sourced CO2 in EOR significantly reduces the carbon footprint of the oil that we produce, making our Scope 1 and 2 CO2e emissions negative today, with a goal to reach Net Zero within this decade for our Scope 1, Scope 2 and those Scope 3 emissions that result from a consumer’s use of the oil and natural gas we sell (defined as Category 11 emissions by the Greenhouse Gas Protocol).

Our CO2 EOR operations result in the associated underground storage of CO2. This means that Denbury’s activities are supporting and advancing the energy transition today through the increasing use of industrially sourced CO2 in EOR operations, as well as building out a dedicated CCUS platform for long-term carbon management for third parties at scale.

Our Corporate Strategy

As part of our corporate strategy, we are committed to creating long-term value for our stockholders through the following key principles:

•leveraging our extensive CO2 pipeline assets and CO2 EOR expertise to expand our operations and leadership position in the emerging CCUS industry;

•seeking to expand the use of industrial-sourced CO2 in our tertiary recovery operations, with an ultimate objective to produce all of our oil with a negative carbon footprint;

•increasing the value of our assets by applying our technical expertise in CO2 tertiary recovery, together with a combination of other exploration, development, exploitation and marketing skills and practices;

•managing a disciplined capital allocation process to maximize the rates of return on our investments and organically fund growth while balancing with the return of capital to stockholders when generating free cash;

•operating a growing, profitable and sustainable company that is committed to bettering our employees, our environment and our communities; and

•attracting and maintaining a diverse, highly experienced and motivated team.

Carbon Capture, Utilization and Storage

CCUS is a process that captures CO2 from industrial sources and either uses it to make a variety of products or stores the CO2 in geologic formations in order to prevent its release into the atmosphere. We utilize CO2 from industrial sources in our EOR operations. Our extensive CO2 pipeline infrastructure and operations, particularly in the Gulf Coast, are strategically located in close proximity to both large sources of industrial emissions and geological formations well-suited for permanent storage. In the Rocky Mountain region, all of the CO2 we utilize in our EOR operations is from industrial sources and is transported through our extensive CO2 pipeline system. The assets and technical expertise required for CCUS are highly aligned with our existing CO2 EOR operations. For more than 20 years, Denbury has been transporting and utilizing CO2 in association with our EOR operations, and the cumulative associated underground storage of CO2 through our EOR operations totals more than 240 million metric tons to date.

As we seek to grow our CCUS business and pursue new CCUS opportunities, we have focused on the following strategic priorities:

•securing long-term transportation and storage agreements with industrial emitters;

•adding safe, reliable and secure permanent storage capacity through development of a diverse portfolio of subsurface storage sites;

•increasing our carbon-negative oil production by seeking to replace the use of naturally-sourced CO2 in our EOR operations;

•preparing for a capital efficient expansion of our Green Pipeline capacity to meet expected rapid growth in demand from Gulf Coast industrial facility owners; and

•pursuing strategic partnerships throughout the CCUS value chain.

As the only U.S. public company of scale where transporting and injecting CO2 into the ground to produce oil has historically been our core business, Denbury has meaningfully contributed to reducing atmospheric CO2 emissions while at the same time providing a vital and secure energy source. While Denbury is immediately able to utilize additional CO2 captured from industrial sources in our existing EOR fields under current permits and regulations, we are also actively working to develop storage sites outside of EOR to permanently sequester captured CO2. We believe that CCUS will be an essential means of significantly reducing global CO2 emissions, and that Denbury is uniquely positioned to deliver value to our stakeholders through leveraging our deep experience and extensive CO2 infrastructure to lead in this evolving industry. Our highly skilled, multi-disciplinary team is actively growing this business and is currently engaged in multiple negotiations with an expanding group of industrial emitters to transport and store their captured CO2 emissions.

2022 Results and Accomplishments

We had a number of important business developments and accomplishments in 2022. The discussion below summarizes our results for 2022 and how those results reflect the execution of our strategy.

•Continued development of our Cedar Creek Anticline (“CCA”) EOR project in Montana and North Dakota, a carbon-negative CO2 EOR project, with CO2 injection commencing in early 2022 and initial production response anticipated in the second half of 2023.

•Utilized excess cash flow to repurchase 1.6 million shares of Denbury common stock for approximately $100 million at an average price of $61.92 per share, leaving $250 million remaining authorized for future repurchases under our share repurchase program.

•Amended our senior secured bank credit facility, increasing the borrowing base and lender commitments to $750 million, extending the maturity to 2027, and relaxing various covenants.

•Executed six agreements with customers for the future transportation and/or storage of industrial-sourced CO2 covering approximately 18 Mmtpa, raising our cumulative total of CO2 covered under future transportation/storage agreements to approximately 20 Mmtpa.

•Expanded our dedicated CO2 storage portfolio to a total of seven contracted sites with estimated storage potential of approximately 2 billion metric tons, with planned sites in Alabama, Mississippi, Louisiana, and Texas.

•Submitted our first Class VI well permits for injecting CO2 into permanent geologic storage.

Proposal One: Election of Directors

Our Bylaws provide that our Board shall consist of a minimum of three and a maximum of fifteen directors.  Each of the directors is elected annually and holds office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.  We presently have eight directors, all of whom are listed below and are serving terms that expire at the annual meeting.

The Board and the Sustainability and Governance Committee are committed to assembling and maintaining a qualified and diverse group of Board members. As part of that goal, the Board and the Sustainability and Governance Committee aim to increase gender diversity on the Board from 25% to at least 30% prior to Denbury’s annual meeting of stockholders in 2024. For more information on how director candidates are identified, see Governance of the Company – Board Refreshment and Identification of Director Candidates below. With the exception of Mr. Kendall, our President and Chief Executive Officer, all of our director nominees are independent, which provides substantial independent oversight. For more information on director independence, see Governance of the Company – Director Independence below.

Unless you mark your executed proxy to the contrary, we plan to vote all such proxies for the election of the eight nominees listed below as directors.  We do not foresee any reason why any of these nominees would become unavailable, but if any of them should, your proxy may be voted for a substitute that is nominated by the Board, or we may reduce the size of our Board accordingly.

The name, age, Board committee membership, period of time served as a director of Denbury and the principal occupation of each person nominated for election as a director are as follows:

Name	Age	Current Board Committees	Director Since	Principal Occupation
Kevin O. Meyers, Chairman	69	Audit Committee Compensation Committee	2011	Independent Consultant
Anthony M. Abate	58	Audit Committee Compensation Committee	2020	Independent Consultant
Caroline G. Angoorly	58	Sustainability and Governance Committee	2020	Managing Partner of GreenTao LLC
James N. Chapman	60	Compensation Committee Sustainability and Governance Committee	2020	Independent Consultant
Christian S. Kendall	56	—	2017	President and Chief Executive Officer of Denbury Inc.
Lynn A. Peterson	70	Audit Committee	2017	Executive Chairman of Chord Energy
Brett R. Wiggs	57	Audit Committee Sustainability and Governance Committee	2020	Chief Executive Officer of Oryx Midstream Services
Cindy A. Yeilding	62	Compensation Committee Sustainability and Governance Committee	2021	Independent Consultant

Our directors embody an effective and robust mix of energy industry knowledge and skills, current or former responsibilities as industry senior executives, financial expertise, and senior leadership for sustainability programs and climate change initiatives, among other skills and qualifications. These qualified individuals were selected to give the Board insight from diverse points of view, all of which relate to various aspects of our business. The graphic below summarizes the skills and qualifications of our eight directors, and our director biographies further below highlight certain skills and qualifications of each director. The Board reviews the skills and qualifications of our directors at least annually to ensure that the Board has the right mix of experience and expertise.

CEO / Executive Leadership
88%
Finance / Accounting
100%
Health, Safety & Environment
75%
Sustainability / Climate Risk / Energy Transition
88%
Human Capital Management / DEI / Compensation
100%
Government Policy / Legal / Regulatory
88%
Information Technology / Cybersecurity
88%
Capital Markets / Capital Allocation
100%
Risk Management
100%
Other For-Profit Board Experience
100%
Corporate Governance
100%
E&P Operational / Technical Expertise
88%
Strategy Development / Business Development / M&A
100%
Academic / Advisory
100%
E&P Reserves Experience
75%
Commercial / Marketing
75%
Entrepreneurship / Startup
75%
Midstream
50%

With the exception of Mr. Kendall, our President and Chief Executive Officer, all of our director nominees are independent, which provides substantial independent oversight. The graphics below provide information on the independence, tenure and diversity of our director nominees.

The narratives below provide more specific biographical information and outline the skills and qualifications for each of the Board nominees.

Kevin O. Meyers

Joined the Board: 2011
Age: 69
Board Committees: Audit Committee, Compensation Committee
Principal Occupation: Independent Consultant

Dr. Kevin O. Meyers has been a valued director of Denbury Inc. since July 2011 and currently serves as the Chairman of the Board since September 2020. With more than 40 years of experience in the oil and gas industry, Dr. Meyers retired from ConocoPhillips at the end of 2010, where he served as a senior executive for ten years. During his tenure at ConocoPhillips, he held various positions, including Senior Vice President Exploration and Production, Americas, President of ConocoPhillips Canada, President of ConocoPhillips Russia and Caspian Region, and President of ConocoPhillips Alaska. Before that, he worked for ARCO for 20 years, serving in engineering, technical, and executive roles, including as President of ARCO Alaska.

Dr. Meyers’ vast experience has made him a well-respected figure in the oil and gas industry. He is currently a member of the Board of Directors of Hess Corporation (NYSE: HES), an oil and natural gas exploration and production company, and Precision Drilling Corporation (NYSE: PDS), a provider of drilling equipment and services. He previously served on the Board of Directors of Hornbeck Offshore Services, Inc. (NYSE: HOS), Bill Barrett Corporation (NYSE: BBG), LUKOIL, the World Energy Council, the United States Energy Association, the Board of Regents of the University of Alaska and the Nature Conservancy of Alaska.

Additional Qualifications
Dr. Meyers holds a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology and Bachelor’s degrees in Chemistry and Mathematics from Capital University in Ohio. His extensive technical and leadership experience, coupled with his educational background, provide the Board with valuable insights into the Company’s operations and technical matters. As the Chairman of the Board, Dr. Meyers plays a vital role in driving the Company’s strategic direction.

Experience and Expertise

Dr. Meyers has experience and expertise in many of the skills summarized on the graphic on page 6 above, which make him uniquely qualified to serve as a director of Denbury, including skills related to (i) executive leadership, (ii) health, safety and environment (iii) exploration and production operational and technical expertise and (iv) reserves.

Anthony M. Abate

Joined the Board: 2020
Age: 58
Board Committees: Audit Committee, Compensation Committee
Principal Occupation: Independent Consultant

Anthony M. Abate has been an independent director of Denbury Inc. since September 2020. He currently serves as the Chair of the Audit Committee and is also a member of the Compensation Committee. Mr. Abate has extensive experience in finance, accounting and M&A, having served in various director and executive leadership roles throughout his career.

Mr. Abate also serves as the Executive Chairman of GTT Communications, Inc., one of the industry's largest global Tier 1 IP networks. Prior to this role, he served as a member of the Special Purpose Committee supporting the company’s financial restructuring. GTT offers a comprehensive set of network services connecting 260 cities on six continents and more than 140 countries, designed for sophisticated enterprise customers requiring secure, high-performance, and scalable networking solutions. Mr. Abate also serves as the lead director and formerly Chairman of Southeastern Grocers, a multi-brand retail grocery store business with $8 billion in revenue. Following a financial restructuring, he assumed the role of Chairman at the request of investors to guide the business towards profitable growth and a successful exit. Previously, Mr. Abate served as an independent director of Tops Markets, BroadView Networks, Looking Glass Networks and CBeyond Communications.

Mr. Abate founded and served as COO and CFO of Echo360, Inc. from 2007 to 2021. Echo360 provides educational technology solutions to the higher education and continuing education markets worldwide. Before Echo360, Mr. Abate served as a private equity general partner, most recently at Battery Ventures where he initiated investments, retained active board responsibilities, raised significant debt and equity capital, and managed exits via initial public offering or strategic sale. Prior to that, Mr. Abate served as a consultant at McKinsey & Co. where he advised publicly traded companies and venture-backed start-ups on how best to capitalize on the ensuing business opportunities of industry deregulation and Internet convergence.

Additional Qualifications

Mr. Abate is a highly accomplished individual, having graduated summa cum laude with a Bachelor of Science degree in Electrical Engineering from Duke University. He holds an MBA, with distinction, from Harvard Business School. He has gained extensive expertise across many industries throughout his professional career, including initiating investments, raising significant debt and equity capital, rapidly growing nascent businesses, and managing accretive investor returns. Mr. Abate began his career in the U.S. Air Force, where he developed an advanced computer platform for the then-classified stealth aircraft program.

Experience and Expertise

Mr. Abate has experience and expertise in many of the skills summarized on the graphic on page 6 above, which make him uniquely qualified to serve as a director of Denbury, including skills related to (i) executive leadership, (ii) finance and accounting (iii) information technology and cybersecurity and (iv) entrepreneurship and startups.

Caroline G. Angoorly

Joined the Board: 2020
Age: 58
Board Committees: Sustainability and Governance Committee
Principal Occupation: Managing Partner of GreenTao LLC

Ms. Angoorly has extensive experience in energy, resources, sustainable infrastructure, and environmental sectors, including energy and fuel markets and clean tech projects. She is an expert in successfully developing and financing greenfield projects and building and running clean energy and sustainable infrastructure businesses and funds.

Ms. Angoorly has been a director of Denbury since September 2020. She founded GreenTao LLC in 2010, a specialized firm focused on business growth, project development, financing, strategy, and execution. She is an expert in strategy, policy, and execution on energy transition, ESG, and sustainability matters. Her clients range from Fortune 500 companies to middle market and start-ups. Ms. Angoorly returned to GreenTao as Managing Partner in 2019 after more than five years as the founding COO of NY Green Bank, where she was responsible for establishing and evolving a $1 billion State-sponsored investment fund focused on clean energy and sustainable infrastructure.

She also played a leadership role at the New York State Research & Development Authority (which manages the $5.3 billion Clean Energy Fund for the State), including as a mentor and as founding Co-Chair of the organization’s Diversity & Inclusion Initiative. Previously Ms. Angoorly was Head of Environmental Markets, North America for J. P. Morgan (focused on greenhouse gas, renewable energy and other energy-related projects and businesses), SVP and Head of Development, North East and VP, Environmental & New Business for NRG Energy, General Counsel at EnelGreenPower and a partner in the Global Project Finance Group at international firm Milbank. Throughout her career, Ms. Angoorly has been involved in billions of dollars of “first-of-their-kind” projects based on technology, financing structures and other capital aspects. Ms. Angoorly’s experience also includes being a Board Member of renewable energy company Cyrq Energy Inc. (where she chairs the Development Committee). Previously, she was a Board member and chair of the audit committee of Evolution Markets Inc., an environmental and energy commodity brokerage and advisory firm, until its acquisition by Xpansiv.

Additional Qualifications

Ms. Angoorly received the John Clemenger Memorial Medal from Melbourne Business School for her performance at the top of her MBA class. Ms. Angoorly holds geology and law honors degrees from Monash University and an MBA from Melbourne Business School (partly undertaken at Columbia Business School).

Experience and Expertise

Ms. Angoorly has experience and expertise in many of the skills summarized on the graphic on page 6 above, which make her uniquely qualified to serve as a director of Denbury, including skills related to (i) sustainability, climate risk and the energy transition, (ii) corporate governance, (iii) strategy development, business development, and mergers and acquisitions and (iv) entrepreneurship and startups.

James N. Chapman

Joined the Board: 2020
Age: 60
Board Committees: Compensation Committee, Sustainability and Governance Committee
Principal Occupation: Independent Consultant

James N. Chapman has been a director of Denbury since September 2020. Mr. Chapman has more than 35 years of investment banking experience in a wide range of industries, including aviation/airlines, metals/mining, natural resources/energy, automotive/general manufacturing, financial services, real estate and healthcare. Mr. Chapman currently serves on the board of Arch Resources, Inc. (NYSE: ARCH) and California Resources Corporation (NYSE: CRC). He has experience in environmental, social and governance matters through his membership on Denbury’s Sustainability and Governance Committee, Arch Resources’ environmental, social, governance and nominating committee and California Resource’s nominating and governance committee.

His other public company directorships in recent years include Tower International, Inc. (from October 2010 to October 2019), AerCap Holdings NV (from 2006 to May 2018) and Tembec Inc. (from 2008 to November 2017). Mr. Chapman also serves as a non-executive Advisory Director of SkyWorks Capital, LLC (“Skyworks”), an aviation and aerospace management consulting services company based in Greenwich, Connecticut, which he joined in December 2004. Prior to his current role at SkyWorks Capital, Mr. Chapman has had an extensive career in the investment banking industry, spanning over three decades. He was previously associated with Regiment Capital Advisors, LP, an investment advisor focused on high yield investments, before establishing his own consulting practice. He has also held key positions at The Renco Group, Inc., Fieldstone Private Capital Group, and Bankers Trust Company.

Mr. Chapman has served on numerous committees for the various boards on which he has served, including audit committee, compensation committee, pricing committee, portfolio management committee, treasury committee and corporate governance and human resource/nomination committee responsibilities. He has also served on special committees related to “going-private” transactions and other strategic initiatives, including mergers, acquisitions, restructurings, bankruptcies and litigation.

Additional Qualifications

Mr. Chapman received an MBA degree, with distinction, from Dartmouth College in 1985 and was elected an Edward Tuck Scholar. He received his Bachelor of Arts degree, with distinction, magna cum laude, at Dartmouth College in 1984 and was elected to Phi Beta Kappa, in addition to being a Rufus Choate Scholar.

Experience and Expertise

Mr. Chapman has experience and expertise in many of the skills summarized on the graphic on page 6 above, which make him uniquely qualified to serve as a director of Denbury, including skills related to (i) human capital management, diversity, equity and inclusion, and compensation, (ii) capital markets and capital allocation (iii) strategy development, business development, and mergers and acquisitions and (iv) finance and accounting.

Christian S. Kendall

Joined the Board: 2017
Age: 56
Board Committees: None
Principal Occupation: President and Chief Executive Officer of Denbury Inc.

Christian S. Kendall is a highly experienced professional in the oil and gas industry with more than 30 years of experience in domestic and international operations roles. He has been a director and Chief Executive Officer of Denbury since July 2017, after joining the company as Chief Operating Officer in September 2015 and being promoted to President in October 2016. As President and Chief Executive Officer of Denbury, Mr. Kendall is intimately knowledgeable of the day-to-day and strategic operations of the Company, providing the Board with a management perspective.
Prior to joining Denbury, Mr. Kendall was employed at Noble Energy, Inc., where he served as a member of Noble’s executive management and as part of its operations leadership team as Senior Vice President, Global Operations Services. Prior to that, Mr. Kendall served as Vice President, Gulf of Mexico (2011-2014), and as Business Unit Manager and Vice President, Noble Energy Mediterranean Ltd (2007-2011), having been with Noble since 2001.

Mr. Kendall's career in the oil and gas industry began in 1989 with Mobil Oil Corporation. With his extensive experience and expertise, he has made significant contributions to the growth and development of Denbury.

Additional Qualifications

Mr. Kendall brings a strong scientific background to his role at Denbury, holding a Bachelor of Science degree in Engineering with a Civil Specialty from the Colorado School of Mines. He has also completed the prestigious Advanced Management Program at the Harvard Business School.
In addition to his professional achievements, Mr. Kendall is an active member of the oil and gas industry and serves as a member of the National Petroleum Council. He is also deeply committed to philanthropy and community service, serving as the Chairman of the Board of the Dallas Division of the American Heart Association. His dedication to both his professional and community pursuits makes him a distinguished and respected leader in his field.

Experience and Expertise

Mr. Kendall has experience and expertise in many of the skills summarized on the graphic on page 6 above, which make him uniquely qualified to serve as a director of Denbury, including skills related to (i) executive leadership, (ii) health, safety and environment (iii) corporate governance and (iv) exploration and production operational and technical expertise.

Lynn A. Peterson

Joined the Board: 2017
Age: 70
Board Committees: Audit Committee
Principal Occupation: Executive Chairman of the Board of Chord Energy Corporation

Lynn A. Peterson is a seasoned industry professional with more than 40 years of experience in the oil and gas sector. He has been serving as a director of Denbury since 2017, bringing valuable insights to the Company’s operations, strategy, and business management. As a former CEO of an oil and gas company, Mr. Peterson’s extensive industry knowledge and leadership skills are an asset to the Board. His expertise enables the Board to make informed decisions and steer the Company toward sustainable growth and success.

In addition to being a director of Denbury since 2017, Mr. Peterson currently holds the position of Executive Chairman of the Board at Chord Energy Corporation (NYSE: CHRD). He also serves as a director of PDC Energy (NASDAQ: PDCE).

Mr. Peterson previously served as President, Chief Executive Officer and a director of Whiting Petroleum Corporation (NYSE: WLL) from September 2020 until its merger with Oasis Petroleum, Inc. in July 2022, forming Chord Energy Corporation. Prior to Whiting, Mr. Peterson was a co-founder of Kodiak Oil & Gas Corporation, serving as a Director from 2001 to 2014; President and Chief Executive Officer from 2002 to 2014; and Chairman of the Board from 2011 to 2014 until its acquisition by Whiting Petroleum Corporation in December 2014. His next role was Chairman of the Board, Chief Executive Officer, and President of SRC Energy from 2015 to 2020, until the closing of its merger with PDC Energy.

Additional Qualifications
Mr. Peterson graduated from the University of Northern Colorado with a Bachelor of Science in Accounting.

Experience and Expertise

Mr. Peterson has experience and expertise in many of the skills summarized on the graphic on page 6 above, which make him uniquely qualified to serve as a director of Denbury, including skills related to (i) human capital management, diversity, equity and inclusion, and compensation, (ii) government policy, legal and regulatory (iii) capital markets and capital allocation and (iv) reserves.

Brett R. Wiggs

Joined the Board: 2020
Age: 57
Board Committees: Audit Committee, Sustainability and Governance Committee
Principal Occupation: Chief Executive Officer of Oryx Midstream Services

Brett R. Wiggs is a successful leader in the energy industry with a long history of creating growth and value. He has served as a director of Denbury since September 2020, bringing his extensive experience in the industry both in the U.S. and abroad.

Mr. Wiggs is the Chief Executive Officer of Oryx Midstream Services. While continuing to lead it today, Mr. Wiggs formed Oryx in late 2013 and grew the company from a start-up to its sale to Stonepeak Energy Partners for $3.6 billion in 2019. In less than seven years, Oryx became the second largest oil gathering and regional transport company in the Permian Basin, moving approximately 700,000 barrels of oil per day through more than 1,500 miles of pipe and approximately 3 million barrels of storage, the majority of which were developed and built as greenfield assets. In late 2021, Oryx combined all of its assets with the Permian Basin assets of Plains All American Pipeline, L.P. to form the largest oil gathering and transport venture in the Permian Basin. Mr. Wiggs continues to serve on the board for the new joint venture in addition to continuing as the CEO of Oryx Midstream Services.

Most recently prior to founding Oryx in late 2013, Mr. Wiggs served as a managing director for EnCap Flatrock Midstream. Previously, Mr. Wiggs served as CEO of DFW Midstream Services, a natural gas gathering company focused in the Barnett Shale. Within three years of starting the company in 2008, Mr. Wiggs built a gathering system with more than 80 miles of large and small diameter pipeline and approximately 50,000 horsepower of compression in a dense urban environment. Mr. Wiggs has also served as president and general manager of Bolivia’s principal oil and gas pipeline company, Transredes SA, and as president and CEO of the Cuiaba Integrated Power Project, a power plant and natural gas pipeline project located in western Brazil. Additionally, Mr. Wiggs has held various business development and management positions at TXU.

Additional Qualifications

Prior to beginning his business career, Mr. Wiggs served as an artillery officer in the U.S. Army. He received a Bachelor of Science degree from West Point and a Master of Business Administration degree from the University of Texas.

Experience and Expertise

Mr. Wiggs has experience and expertise in many of the skills summarized on the graphic on page 6 above, which make him uniquely qualified to serve as a director of Denbury, including skills related to (i) executive leadership, (ii) corporate governance (iii) entrepreneurship and startups and (iv) midstream experience.

Cindy A. Yeilding

Joined the Board: 2021
Age: 62
Board Committees: Compensation Committee, Sustainability and Governance Committee
Principal Occupation: Independent Consultant

Cindy A. Yeilding joined the Board at Denbury in March 2021, bringing more than 35 years of experience as a technical expert and leader in the oil and gas industry. Ms. Yeilding is also an expert in sustainability, climate risk, and energy transition. She was the chair of a working team that delivered the 2019 National Petroleum Council study and report on Carbon Capture, Use, and Storage, creating a roadmap for its application at scale in the U.S. She is a board member and Vice Chair of The Center for Houston's Future, where she focuses on energy transition, healthcare, and immigration. Ms. Yeilding is also an instructor and co-developer of the University of Houston's Carbon Capture, Use, and Storage executive education course.

In terms of operational and technical expertise, Ms. Yeilding was a key leader in delivering BP’s deepwater Gulf of Mexico upstream portfolio, resulting in over 2 billion barrels of oil equivalent discovered and the creation of one of BP’s core businesses. She also transformed BP’s geoscience technology and research program by developing cutting-edge geophysics and a digital high-performance computing center, leading to significant additions to BP’s resource portfolio.

Ms. Yeilding has extensive board experience, including serving as a Director, Vice President, and Executive Committee member of BPX&P, the multi-billion dollar Gulf of Mexico subsidiary of BP. She was also a Director (at-large oversight role) of the BP America Board, where she led the development of BP America’s Ethics and Compliance Committee. Additionally, she served as a Director for BP’s onshore production business, BPAPC.

Additional Qualifications

Ms. Yeilding is an accomplished academic and author with more than 100 publications on geoscience, CCUS, and energy transition, including the textbook, Deepwater Sedimentary Systems. She was named the AAPG Distinguished Lecturer on Energy Transition for 2022-2023, the Michel T. Halbouty Lecturer for 2022, and gave the keynote address at the AAPG CCUS Conference in 2021. Ms. Yeilding has also received numerous awards for her leadership in the energy business, including being named one of Hart Energy’s “25 Most Influential Women in Energy.” She holds a Bachelor of Science in Geology from Southern Methodist University and a Master of Science in Geology from the University of North Carolina.

Experience and Expertise

Ms. Yielding has experience and expertise in many of the skills summarized on the graphic on page 6 above, which make her uniquely qualified to serve as a director of Denbury, including skills related to (i) health, safety and environment, (ii) sustainability, climate risk and the energy transition, (iii) exploration and production operational and technical expertise and (iv) reserves.

Vote Required

As described above, in order for a nominee to be elected as a director, where a quorum is present, such nominee must receive the affirmative vote of a majority of the votes cast with respect to such nominee at the annual meeting. A majority of votes cast means that the number of shares voted “for” a nominee’s election must exceed the number of shares voted “against” such nominee’s election, with abstentions and broker non-votes not being counted as votes cast for purposes of the election of directors. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Board of Directors’ Recommendation

Our Board of Directors recommends that stockholders vote FOR election of each of the foregoing director nominees.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

2022 Director Compensation

We provide both cash and equity compensation to all of our non-employee directors (all of our directors except our Chief Executive Officer, who is not compensated as a director) so as to attract, motivate and retain experienced and knowledgeable persons to serve as our directors and to align the interests of our directors with our stockholders.

The Compensation Committee engaged Lyons, Benenson & Company Inc. (“LB&C”) to perform a director compensation review of the peer group of companies utilized for the executive compensation review (see Executive Compensation – Compensation Discussion and Analysis – Roles in Setting Executive Officer Compensation – Role of Independent Compensation Consultant) to help determine director compensation.  Based on the analysis prepared by LB&C and the recommendation of the Compensation Committee, the Board approved the following director compensation.

In 2022, our directors were paid an annual retainer fee of $80,000, except for our Chairman of the Board, Dr. Meyers, who is paid an annual retainer fee of $125,000. Additionally, the chairpersons and members of our Board committees receive additional retainers, as depicted in the table below. We also reimburse our non-employee directors for out-of-pocket travel expenses in connection with in-person Board meetings. Additionally, we encourage our directors to seek continuing education opportunities, and we reimburse our directors for out-of-pocket expenses associated with such continuing education.

	Annual Chairperson Fee	Annual Member Fee
Board of Directors	$125,000	$80,000
Audit Committee	25,000	12,500
Compensation Committee	17,500	8,750
Sustainability and Governance Committee	17,500	8,750

2022 Director Compensation Table

The total compensation earned by our non-employee directors during 2022 (regardless of when paid) is described in the following table.

Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Kevin O. Meyers	$146,250	$241,858	$9,771	$397,879
Anthony M. Abate	113,750	161,214	—	274,964
Caroline G. Angoorly	97,500	161,214	—	258,714
James N. Chapman	106,250	161,214	—	267,464
Lynn A. Peterson	92,500	161,214	—	253,714
Brett R. Wiggs	101,250	161,214	—	262,464
Cindy A. Yeilding	97,500	161,214	—	258,714

(1)Represents fees earned for services as a director during 2022, including the annual base retainer fee and committee chairmanship and/or membership fees.
(2)Represents the fair value of restricted stock units or deferred stock units on the date of grant.
(3)Represents costs paid for insurance coverage under the Company’s medical benefit plan. Directors that participate in the Company’s medical benefit plan pay the same premium costs as Denbury employees.

On March 7, 2023, restricted stock units were granted to non-employee directors as depicted in the table below. These restricted stock units fully vest on March 7, 2024. Directors may elect to defer receipt of their equity grants pursuant to a written deferral election agreement.

Director	2023 Grants of Restricted Stock Units
Kevin O. Meyers	2,652
Anthony M. Abate	1,768
Caroline G. Angoorly	1,768
James N. Chapman	1,768
Lynn A. Peterson	1,768
Brett R. Wiggs	1,768
Cindy A. Yeilding	1,768

Director Stock Ownership and Retention Guidelines

Under the stock ownership and retention guidelines for our directors, all directors are expected to hold stock with a value of five times the annual cash retainer paid to the directors (specifically excluding fees paid for committee memberships and chairmanships). Until the guideline amount is achieved, directors are required to retain at least one-third of the shares obtained through the 2020 Omnibus Stock and Incentive Plan (the “2020 Plan”). As of March 31, 2023, all directors were in compliance with the ownership and retention guidelines.

GOVERNANCE OF THE COMPANY

The business, properties and affairs of the Company are managed by the Chief Executive Officer under the direction of the Board.  The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company. Other than involvement by the Company’s Chief Executive Officer, the Board is not involved in the day-to-day operations of the Company.  Board members keep informed of the Company’s business by participating in Board meetings, attending committee meetings, reviewing regularly provided analyses and reports and engaging in thorough discussions with the Chief Executive Officer and other employees of the Company. Our Board and senior management spend significant time implementing corporate governance guidelines, policies and practices that uphold our core values, align with our corporate governance commitments and support our business sustainability.

Board Leadership Structure

Dr. Kevin O. Meyers serves as Chairman of the Board, and Christian S. Kendall serves as our President and Chief Executive Officer. The separation of the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on the day-to-day leadership and performance of the Company and allows our Chairman of the Board to lead the Board in its fundamental role of providing advice and oversight to management. The Board believes our leadership structure is effective and appropriate, creates a separation of executive powers by providing a Chairman with whom the Chief Executive Officer can discuss issues facing the Company, and provides a significant voice to non-management directors.

Presiding Director

Dr. Kevin O. Meyers, our Chairman of the Board, is the presiding director at the meetings of non-management directors.  To contact him, please address your letters to:

Denbury Inc.
Attn: Chairman of the Board of Directors
5851 Legacy Circle
Suite 1200
Plano, Texas 75024

In addition, interested parties may email the Chairman of the Board at: secretary@denbury.com.  Such communications will be forwarded by the Corporate Secretary directly to the Chairman of the Board, as appropriate.

Corporate Governance Guidelines

We have Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities.  The primary responsibility of the Board, as memorialized in the Corporate Governance Guidelines, is the maximization of long-term stockholder value for the Company’s stockholders, with due regard for the Company’s employees and other stakeholders. Among the areas addressed by the guidelines are assessing risk, director qualifications, director responsibilities, selection and election of directors, director compensation and tenure, Board committee responsibilities, director orientation and continuing education, director access to management and independent advisors, succession planning, the number of Board meetings, and Board and committee performance evaluations.  The Sustainability and Governance Committee is responsible for assessing and periodically reviewing the adequacy of these guidelines. The guidelines are available on our website at www.denbury.com, under the “Investors – Corporate Governance” link.

Risk Oversight

The Board is responsible for oversight of our risk assessment and risk management. The Board strives to effectively oversee our enterprise-wide risk management while maximizing the long-term value for our stockholders, with due regard for our employees and other stakeholders. The Board receives regular updates from, and maintains an active dialogue with, members of our management team and Internal Audit Department about existing risk management processes and how management identifies, assesses and responds to our most significant risk exposures. These interactions enable the Board to evaluate whether management is appropriately managing our most significant risks.
The Board also relies on, and has delegated certain aspects of its oversight responsibility to, its committees to assist the Board with its overall risk assessment and risk management responsibilities. Each committee reviews and assesses with management risk-related matters within the scope of its responsibilities and reports regularly to the Board on such risk-related matters.

•The Audit Committee oversees our guidelines and policies with respect to risk assessment and risk management, as well as our financial reporting, cybersecurity, counterparty and regulatory compliance risk exposures and the steps management has taken to monitor and control such exposures.

•The Sustainability and Governance Committee oversees our high risk areas with respect to our environmental, social and governance (“ESG”) strategies, policies, position statements, practices, procedures and targets, along with risks related to our corporate governance matters, legislative affairs and activities and matters related thereto.

•The Compensation Committee oversees the extent to which risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on us.

Additionally, Denbury has an Insider Trading Policy which prohibits employees, officers and directors, when in possession of material nonpublic information, from conducting any open market or private purchase or sale of Company securities (other than pursuant to a previously approved trading plan that complies with SEC Rule 10b5-1). The Insider Trading Policy also prohibits hedging and short sales of Denbury stock by our employees, officers and directors and establishes scheduled blackout periods for designated personnel.

Oversight of ESG and Climate Change Initiatives

We remain committed to implementing sustainability programs to better manage the risks and opportunities that arise from ESG and climate-related issues. The Sustainability and Governance Committee, chaired by Ms. Angoorly who has more than 25 years of experience managing sustainability programs and risks, oversees the Sustainability and Governance Committee’s ESG, sustainability and climate-related initiatives and how such initiatives are linked to the Company’s strategic planning decisions. The Sustainability and Governance Committee also oversees the Company’s climate strategy, which includes emissions reduction targets and initiatives.

In 2022, Denbury formed a management-level ESG Committee. This cross-functional team meets regularly and is responsible for overseeing Denbury’s ESG strategy, initiatives and reporting. The ESG Committee is comprised of executive representatives with expertise in relevant and varied disciplines, including environmental, health and safety, security, operations, legal, investor relations, government affairs, corporate governance, finance and human capital.

Oversight of Cybersecurity and Data Privacy

We also remain committed to implementing procedures and controls to monitor and protect against cyber threats and to mitigate our exposure to such threats. The Audit Committee’s duties and responsibilities include reviewing and discussing the Company’s guidelines and policies with respect to risk assessment and risk management, as well as the Company’s major cybersecurity risk exposures and the steps that management has taken to monitor and control such exposures.

Director Orientation and Education

Upon joining the Board, each director is provided with an orientation regarding the Board and Company’s operations that includes a review of the Company’s important governance documents and public disclosures. Members of senior management also brief the new director on the Company’s strategic plans, significant financial, accounting and risk management issues, current significant exploration, development and CCUS projects, and investor engagement. Annual director education in subjects relevant to the duties of a director are made available to each director, including the study of corporate governance best practices and ethics. This education may be through a program planned by the Company or presentations by third party experts. Additionally, the Company reimburses directors for reasonable expenses relating to ongoing director education.

Board Refreshment and Identification of Director Candidates

The Sustainability and Governance Committee is responsible for identifying and reviewing director candidates to determine whether they qualify and should be considered for membership on the Board.  The Sustainability and Governance Committee has not established a specific minimum age, level of education, or specified types of skills for potential director candidates, but in general, consideration is given to the candidates’ business and professional backgrounds, integrity, achievements, judgment and other skills and experience that will enhance the Board’s ability to serve the long-term interests of the Company and its stockholders. In particular, the Sustainability and Governance Committee will prioritize adding any needed experience or expertise to the Board identified through the annual review of director skills (see Proposal One – Election of Directors).

 The Board and the Sustainability and Governance Committee are committed to assembling and maintaining a qualified and diverse group of Board members. As part of that goal, the Board and the Sustainability and Governance Committee aim to increase gender diversity on the Board from 25% to at least 30% prior to Denbury’s annual meeting of stockholders in 2024. The Board believes diversity affords the opportunity for a variety of points of view, improving the quality of dialogue, contributing to a more effective decision-making process, and enhancing overall culture in the boardroom. The Board seeks diverse perspectives and experiences, such as serving on other public company boards, the balance of business interest and experience of the candidate, and the need for any particular expertise on the Board or one of its committees, among other things.

Members of the Board are asked to submit recommendations when there is an opening or anticipated opening for a director position.  The Sustainability and Governance Committee may also use outside sources or third parties to find potential director candidates, and similarly may use the services of outside sources or third parties to evaluate or assist in evaluating nominees brought to its attention. The Sustainability and Governance Committee aims to include gender and ethnically diverse candidates in the pool of potential directors, and any third party engaged by the Sustainability and Governance Committee to identity or evaluate director candidates will be instructed to seek the inclusion of diverse candidates. Additionally, the Sustainability and Governance Committee acknowledges the importance of including gender and ethnic diversity in the interview process for director candidates.

The Sustainability and Governance Committee will also consider nominees for election to the Board submitted to it by stockholders using substantially the same criteria it applies to nominee recommendations by directors, officers, employees and others. To recommend a prospective nominee for the Sustainability and Governance Committee’s consideration, submit the candidate’s name and qualifications in writing to the following address: Denbury Inc., Attention: Sustainability and Governance Committee, 5851 Legacy Circle, Suite 1200, Plano, Texas 75024.

In accordance with our Bylaws, directors are required to submit a resignation from the Board at or immediately prior to the next annual meeting of stockholders following his or her seventy-second (72nd) birthday (and, as applicable, on an annual basis thereafter), unless the Sustainability and Governance Committee determines that it is in the best interest of the Company to request that the director serve beyond such date. The director whose submission of resignation is being considered will not participate in the proceedings or determination of the Sustainability and Governance Committee with respect to such director’s submission of resignation.

For information on how to nominate a director (as opposed to recommending a candidate for consideration by the Sustainability and Governance Committee), see Stockholder Proposals for Our 2024 Annual Meeting of Stockholders – Advanced Notice of Nominations or Proposed Business for Our 2024 Annual Meeting of Stockholders below.

Director Independence

Our Bylaws provide that all members of the Board, other than the Chief Executive Officer, will be independent as determined under the rules of the New York Stock Exchange (the “NYSE”) and its corporate governance listing standards.  Additionally, each of the Board committee charters requires that all members of that committee be independent. The Board has affirmatively determined that all nominees for director, with the exception of Mr. Kendall, the Company’s President and Chief Executive Officer, qualify as independent directors under these standards based on its review of all relevant facts and circumstances.

Code of Conduct and Ethics

We have a Code of Conduct and Ethics that applies to our officers, employees and directors.  The code assists employees in resolving ethical issues that may arise in complying with Denbury’s policies.  Our Code of Conduct and Ethics is a values-based document organized around our five core values: Integrity, Teamwork, Innovation, Excellence and Respect. It exemplifies our commitment to “Doing Right” in the conduct of our business. Included within our Code of Conduct and Ethics are additional fundamental ethical principles applicable to our Chief Executive Officer and Senior Financial Officers to help ensure the accurate and timely reporting of our financial results.  The purpose of the Code of Conduct and Ethics is to promote, among other things:

•ethical handling of actual or apparent conflicts of interest;
•full, fair, accurate and timely disclosure in filings with the SEC and in other public disclosures;
•compliance with the law and other regulations;
•protection of the Company’s assets;
•compliance with insider trading policies; and
•prompt internal reporting of violations of the codes.

The Code of Conduct and Ethics is available on our website at www.denbury.com, under the “Investors – Corporate Governance” link.  Any waiver of the Code of Conduct and Ethics with respect to our executive officers and directors may be made only by the Board and will be disclosed to stockholders on our website, along with any amendments to the code, to the extent required by applicable law or NYSE rules.

Related Party Transactions

Under our Related Party Transactions Policy, the Sustainability and Governance Committee is charged with reviewing and approving or ratifying all transactions, other than those non-material transactions specifically excluded in the policy, between the Company and a “Related Party.” As defined in our Related Party Transactions Policy, “Related Parties” are the Company’s directors and executive officers, beneficial owners that hold more than 5% of any class of our voting securities, as well as immediate family members of any such directors, executive officers and beneficial owners. Since the beginning of our last fiscal year, there have been no related party transactions between the Company and a Related Party that would be reportable under SEC rules or regulations. Our Related Party Transactions Policy is available on our website at www.denbury.com, under the “Investors – Corporate Governance” link.

Communication with the Board

The Board has approved a process by which stockholders or other interested parties may contact the members of the Board.  All parties wanting to communicate with the Board should address letters to:

Denbury Inc.
Attn: Corporate Secretary
5851 Legacy Circle
Suite 1200
Plano, Texas 75024

In addition, interested parties may email the Corporate Secretary and Board members at: secretary@denbury.com.  Such communications will be forwarded by the Corporate Secretary directly to the Board, as appropriate.

BOARD MEETINGS, ATTENDANCE AND COMMITTEES

The Board met 12 times in 2022, including telephonic meetings and video conferences. Directors are strongly encouraged to attend Board and committee meetings, as well as the annual meeting of stockholders. Each of our directors participated in at least 75% of the Board meetings and their respective committee meetings, and all of our directors attended the annual meeting of stockholders in 2022.  Dr. Meyers, Chairman of the Board, acted as chairman of those meetings. The Board regularly held executive sessions with the non-management Board members, which were chaired by the Chairman of the Board. The Board took all other actions by unanimous written consent in accordance with the terms of the Company’s Bylaws.

The Board has an Audit, Compensation, and Sustainability and Governance Committee. The Chairperson of each committee provides a report to the Board on their committee’s activities and findings from their most recent meetings. The Board committees had the following number of meetings in 2022, including telephonic meetings:

Board Committee	Number of Meetings
Audit	8
Compensation	5
Sustainability and Governance	4

The table below shows the Committee memberships as of March 31, 2023.

Name	Audit	Compensation	Sustainability and Governance
Kevin O. Meyers, Chairman	X	X
Anthony M. Abate	Chairperson	X
Caroline G. Angoorly			Chairperson
James N. Chapman		Chairperson	X
Lynn A. Peterson	X
Brett R. Wiggs	X		X
Cindy A. Yeilding		X	X

Audit Committee

The Audit Committee is comprised of four independent directors: Dr. Meyers and Messrs. Abate, Peterson and Wiggs, with Mr. Abate acting as chairperson.  The primary purpose of the Audit Committee, which is discussed in detail in its charter, is to assist with the Board’s oversight of the:

•integrity of the Company’s financial statements;
•Company’s compliance with legal and regulatory requirements related to financial reporting;
•independence and qualifications of the Company’s independent registered public accounting firm;
•performance of the Company’s internal audit function and independent registered public accounting firm;
•preparation of required disclosures for the Company’s financial statement filings with the SEC;
•independence of the Company’s independent reserves engineer;
•reporting of the Company’s oil, natural gas and CO2 reserves; and
•evaluation as to whether the Company has effective processes for risk assessment and risk management.

The Audit Committee meets regularly with management, the Company’s Internal Audit Representative, the independent registered public accounting firm and the independent reserves engineer to review financial accounting and reporting, reserves reporting and financial controls of the Company.  The Audit Committee reviews and gives prior approval for audit and permitted non-audit services and related fees of the independent registered public accounting firm.  The Internal Audit Representative, independent registered public accounting firm and independent reserves engineer have unrestricted access to the Audit Committee and periodically meet with the Audit Committee without management representatives present to discuss the results of their examinations and their opinions.  The Audit Committee has the power to conduct internal audits and investigations, review recommendations or suggestions for changes in accounting procedures, and initiate or supervise any special investigations it may choose to undertake.  Each year, the Audit Committee recommends to the Board (for ratification by the stockholders) an independent registered public accounting firm (see Proposal Four).

The NYSE and SEC have adopted standards with respect to independence and financial literacy of the members of audit committees of public companies (including our Audit Committee).  The standards require that all of the members of such audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements.  Additionally, the Audit Committee charter requires that at least one member of the Audit Committee must qualify as an “audit committee financial expert.”  The financial expert must be knowledgeable in the application of generally accepted accounting principles, the understanding and preparation of financial statements, accounting for estimates, accruals and reserves, internal controls over financial reporting and audit committee functions in accordance with SEC rules.  Such knowledge is to have been obtained through past education and experience in positions of financial oversight.  All members of the Audit Committee have such experience and have been designated as “audit committee financial experts.”  Additionally, all members of the Audit Committee satisfy the criteria for both independence and financial literacy.

The Audit Committee charter is available on our website at www.denbury.com, under the “Investors – Corporate Governance” link.

Compensation Committee

The Compensation Committee is comprised of four independent directors: Dr. Meyers, Messrs. Abate and Chapman and Ms. Yeilding, with Mr. Chapman acting as chairperson.  These directors are also independent under the additional independence requirements of the NYSE applicable to compensation committee members. The primary purpose of the Compensation Committee is to provide assistance to the Board in discharging its oversight responsibilities relating to the compensation and development of the Chief Executive Officer and other officers, and to oversee and administer the Company’s equity and other compensation and benefit plans. The Compensation Committee’s duties and responsibilities, which are discussed in detail in its charter, include:

•reviewing and approving a general compensation program and salary structure for the Company, including overall salary increases, bonuses and other annual compensation, and proposing modifications to the compensation program as deemed necessary;
•reviewing and approving on at least an annual basis the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the Chief Executive Officer’s performance in light of these goals and objectives, and determining and approving the Chief Executive Officer’s compensation based on this evaluation, as well as, in consultation with the Chief Executive Officer, evaluating the performance of, and reviewing and approving the compensation of, all other senior executives on an annual basis;
•reviewing the independent, non-employee, outside directors’ compensation program for appropriateness, competitiveness and plan design, and approving any changes to the amount and form of such compensation, as appropriate;
•reviewing and approving the adoption of, or material modifications to, the Company’s incentive compensation plans (including the 2020 Plan), director deferred compensation plans, employee stock purchase plans and equity-based plans, approving awards under these plans, and administering these plans; and
•reviewing and discussing with management the compensation discussion and analysis and preparing and approving the Compensation Committee Report, both of which are included in this proxy statement.

The Compensation Committee charter is available on our website at www.denbury.com, under the “Investors – Corporate Governance” link.

Sustainability and Governance Committee

The Sustainability and Governance Committee is comprised of four independent directors: Mses. Angoorly and Yeilding and Messrs. Chapman and Wiggs, with Ms. Angoorly acting as chairperson.  The primary purpose of the Sustainability and Governance Committee, which is discussed in further detail in its charter, is to assist with the Board’s oversight of:

•key sustainability strategies, policies, position statements, practices, procedures and targets, and assessments of relevant high risk areas related thereto;
•the Company’s performance with respect to health, safety, climate change and sustainability targets, as well as compliance with health, safety and environmental laws, rules and regulations, in each case to the extent applicable to the Company’s business;
•proposed long-term targets and aspirations for environmental, social and governance performance;
•significant health, safety and environmental litigation and regulatory proceedings in which the Company is, or is reasonably likely to become, involved;
•human capital management initiatives, including diversity, equity and inclusion matters, workplace culture and talent development;
•the Company’s public reports regarding environmental, social and governance responsibility activities prior to publication;
•identifying, recruiting, screening, interviewing and recommending individuals qualified to become members of the Board (see Governance of the Company – Board Refreshment and Identification of Director Candidates);
•analyzing each current or prospective director’s eligibility to be classified as “independent” to serve on the Board and each committee of the Board;
•recommending and evaluating the director nominees to be presented for stockholder approval at the annual meeting of stockholders or for appointment by the Board if a vacancy occurs between annual meetings; and
•developing and recommending to the Board for its approval codes of conduct and ethics and a set of corporate governance guidelines.

The Sustainability and Governance Committee charter is available on our website at www.denbury.com, under the “Investors – Corporate Governance” link.

MANAGEMENT

The names, ages and positions held by our senior officers are set forth below.  Each senior officer holds office until his or her successor is chosen and qualifies or until their earlier resignation or removal in accordance with our Bylaws. Set forth below the table is a description of the business experience of each of our senior officers.

Name	Age	Position
Christian S. Kendall	56	Director, President and Chief Executive Officer
Mark C. Allen	55	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
James S. Matthews	61	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
David E. Sheppard	51	Executive Vice President and Chief Operating Officer
Jenny Cochran	55	Senior Vice President – Business Services
Matthew Dahan	59	Senior Vice President – Business Development and Technology
Nikulas J. Wood	43	Senior Vice President – CCUS

Christian S. Kendall is a Director, President and Chief Executive Officer of Denbury. Biographical information for Mr. Kendall is included under Proposal One – Election of Directors.

Mark C. Allen, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, joined Denbury in 1999. Prior to serving in his current role, Mr. Allen served as Vice President and Chief Accounting Officer from the time he joined Denbury in April 1999 until June 2009 when he became Senior Vice President and Chief Financial Officer. Before joining Denbury, Mr. Allen was Manager of Financial Reporting for ENSCO International Incorporated from November 1996 to April 1999. Prior to November 1996, Mr. Allen was a manager in the accounting firm of Price Waterhouse LLP. Mr. Allen also served as a director of Genesis Energy, L.P. between June 2006 and February 2010 and Encore Energy Partners GP LLC between August 2010 and December 2010. Mr. Allen holds a Bachelor of Business Administration in Accounting degree from Evangel University. Mr. Allen is a licensed Certified Public Accountant in the state of Texas.

James S. Matthews, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, joined Denbury in January 2012. Mr. Matthews has more than 30 years of legal experience, and prior to joining Denbury, Mr. Matthews was a partner with the law firm of Vinson & Elkins LLP since 2001, having last served as the Managing Partner of Vinson & Elkins' Tokyo office. Mr. Matthews earned his Bachelor of Arts degree from Vanderbilt University, his Master’s degree from Ohio University, and his Juris Doctor degree from Emory University School of Law.

David E. Sheppard, Executive Vice President and Chief Operating Officer, joined Denbury in November 2015 as Senior Vice President – Operations and was promoted to Executive Vice President and Chief Operating Officer in June 2022. Mr. Sheppard has more than 27 years of experience in the oil and natural gas industry and was previously employed at Noble Energy where he held a variety of leadership roles, most recently as the Director of Global Drilling. Mr. Sheppard’s experience and responsibilities at Noble included onshore and offshore drilling, development projects, and production engineering. Mr. Sheppard earned his Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

Jenny Cochran, Senior Vice President – Business Services, joined Denbury in 2013. In this role, she is responsible for the Supply Chain, Information Technology, Human Resources and Corporate Services functions. Prior to joining Denbury, Ms. Cochran held several leadership roles over 15 years at Temple-Inland. Most recently serving as Vice President, Human Resources. Ms. Cochran received a Bachelor of Science degree from Texas A&M University and a Master of Business Administration from the University of Texas at Austin.

Matthew Dahan, Senior Vice President – Business Development and Technology, joined Denbury in October 2010 and has more than 37 years of industry experience. Prior to being named Senior Vice President, Mr. Dahan served as Denbury’s Vice President – North Region, and prior to that as Denbury’s Asset Manager for the Cedar Creek Anticline and as Reservoir Engineering Manager for the North Region. Before joining Denbury, Mr. Dahan served as Technical Director for Delta Hydrocarbons, BV in the Netherlands and Director of its affiliates Trefoil E&P S.L., Argentina and Delta Hydrocarbons Hungary Kft. Earlier in his career, Mr. Dahan also worked for Mobil Oil Corporation and Saudi Aramco in various engineering and supervisory roles, both domestically and internationally. Mr. Dahan earned his Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines.

Nikulas J. Wood, Senior Vice President – CCUS, joined Denbury in 2005. Prior to being named Senior Vice President in April 2021, Mr. Wood served as Vice President – Rocky Mountain Region. During his tenure at Denbury, Mr. Wood has served in progressive leadership roles across the organization, including Director of Development Design, Gulf Coast Region Asset Manager, Manager of Acquisitions and Divestitures and Manager of Corporate Planning. Earlier in his career, Mr. Wood served in various reservoir, production and operations engineering roles including positions at Republic Energy Inc. and Halliburton Energy Services. Mr. Wood earned his Bachelor of Science in Industrial Engineering from Purdue University and his Master of Business Administration from Southern Methodist University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the number of shares of Denbury common stock beneficially owned as of February 28, 2023 (except as to stockholders listing below as owning 5% or more of our outstanding common stock) by (i) each stockholder known by the Company to beneficially own more than 5% of our issued and outstanding common stock, (ii) each executive officer of the Company named in the Summary Compensation Table (our named executive officers), (iii) each director of the Board and director nominee and (iv) all directors and executive officers as a group. The percent of outstanding shares is calculated on the basis of 49,841,788 shares of Denbury common stock outstanding (which excludes treasury shares) as of February 28, 2023.

Name of Beneficial Owner	Shares of Common Stock		% of Shares Outstanding
Directors and Named Executive Officers:
Kevin O. Meyers	3,927	(1) (2) (6)	*
Anthony M. Abate	2,119	(1) (6)	*
Caroline G. Angoorly	2,119	(1) (6)	*
James N. Chapman	2,119	(1) (6)	*
Lynn A. Peterson	2,589	(1) (2) (6)	*
Brett R. Wiggs	2,119	(1) (6)	*
Cindy A. Yeilding	2,119	(1) (6)	*
Christian S. Kendall	26,764	(2) (3) (4) (6)	*
Mark C. Allen	13,478	(2) (3) (4) (6)	*
James S. Matthews	6,025	(2) (3) (4) (6)	*
David E. Sheppard	5,998	(2) (4) (5) (6)	*
All of the executive officers and directors as a group (11 persons)	69,376	(6)	*
Stockholders owning 5% or more of issued and outstanding common stock
Fidelity Management & Research Company	7,568,547	(7)	15.2%
The Vanguard Group	4,816,289	(8)	9.7%
The Goldman Sachs Group, Inc.	3,878,261	(9)	7.8%
BlackRock, Inc.	3,556,803	(10)	7.1%

*    Indicates less than 1%.
(1)Includes 3,179 RSUs granted to Dr. Meyers and 2,119 RSUs granted to all other non-employee directors, which fully vest on March 7, 2023. Directors may have elected to defer receipt of their equity grants pursuant to a written deferral election agreement.
(2)Includes Series B Warrants in the following amounts: Dr. Meyers (748); Mr. Peterson (470); Mr. Kendall (3,569); Mr. Allen (3,597); Mr. Matthews (1,041); and Mr. Sheppard (347). Each Series B Warrant may currently be exercised for one share of the Company’s common stock at an exercise price of $35.41 per share until September 18, 2023, at which time the Series B Warrants expire.
(3)Includes shares acquired through the Company’s employee stock purchase plan in the following amounts: Mr. Kendall (288), Mr. Allen (136) and Mr. Matthews (237).
(4)Includes restricted stock granted on March 7, 2022, which vests ratably over a three-year period, as follows:

Restricted Stock
Christian S. Kendall	22,907
Mark C. Allen	9,745
James S. Matthews	4,747
David E. Sheppard	3,979

(5)Includes 1,672 shares of unvested restricted stock granted on June 1, 2022, to Mr. Sheppard in connection with his promotion to Chief Operating Officer, vesting ratably over a three-year period.

(6)The table above does not include shares related to fourth quarter 2020 post emergence grants scheduled to be issued within 30 days after December 4, 2023 upon settlement of performance stock units (“PSUs”), which vested in March 2021, and restricted stock units (“RSUs”), two-thirds of which have vested as of December 2022, and the remaining one-third of which will vest on December 4, 2023. Holders of the PSUs and RSUs below have no rights as stockholders of the Company with respect to any shares of stock that may become deliverable thereunder unless and until the holder has become the holder of record of such shares of stock. As of February 28, 2023, our executive officers and directors held the following number of vested PSUs and RSUs (vested and unvested), each of which represents the right to receive one share of the Company’s common stock:

Name	Vested PSUs	Vested RSUs	Unvested RSUs	Total
Christian S. Kendall	362,242	241,210	124,501	727,953
Mark C. Allen	135,791	90,562	46,688	273,041
James S. Matthews	71,247	47,544	24,512	143,303
David E. Sheppard	67,817	45,280	23,344	136,441
Kevin O. Meyers	—	30,559	15,280	45,839
Anthony M. Abate	—	20,372	10,187	30,559
Caroline G. Angoorly	—	20,372	10,187	30,559
James N. Chapman	—	20,372	10,187	30,559
Lynn A. Peterson	—	20,372	10,187	30,559
Brett R. Wiggs	—	20,372	10,187	30,559
Cindy A. Yeilding	—	6,484	3,242	9,726
All of the executive officers and directors as a group	637,097	563,499	288,502	1,489,098

(7)Information based on Schedule 13G/A filed with the SEC on February 9, 2023, disclosing beneficial ownership information as of December 31, 2022.  Fidelity Management & Research Company claims sole voting power of 7,510,377 shares and sole dispositive power of 7,568,547 shares. The address of Fidelity Management & Research Company is 245 Summer Street, Boston, Massachusetts 02210.
(8)Information based on Schedule 13G/A filed with the SEC on February 9, 2023, disclosing beneficial ownership information as of December 31, 2022.  The Vanguard Group claims shared voting power of 85,621 shares, sole dispositive power of 4,685,971 shares and shared dispositive power of 130,318 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(9)Information based on Schedule 13G filed with the SEC on February 14, 2023, disclosing beneficial ownership information as of December 31, 2022.  The Goldman Sachs Group, Inc. claims shared voting power of 3,875,186 shares and shared dispositive power of 3,875,347 shares. The address of The Goldman Sachs Group, Inc. is 200 West Street, New York, New York 10282.
(10)Information based on Schedule 13G/A filed with the SEC on January 31, 2023, disclosing beneficial ownership information as of December 31, 2022.  BlackRock, Inc. claims sole voting power of 3,488,031 shares and sole dispositive power of 3,556,803 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

COMPENSATION COMMITTEE REPORT

The goal of the Compensation Committee is to design compensation policies and programs to attract and retain top level individuals in key positions and provide incentives for those individuals to increase the long-term value of the Company for our stockholders. Our stockholders’ views on our executive compensation program are important to us, and we value and utilize the feedback and insights that we have received, and continue to receive, from our stockholders. To communicate with the Compensation Committee, please follow the procedures outlined under Governance of the Company – Communication with the Board.

The following Compensation Discussion and Analysis (“CD&A”) should be read in conjunction with the Summary Compensation Table, as well as the related tables and narrative disclosures. We have reviewed and discussed the CD&A included in this proxy statement with management and have recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

The Compensation Committee
James N. Chapman, Chairperson
Anthony M. Abate
Kevin O. Meyers
Cindy A. Yeilding

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee listed above are independent directors. No member of the Compensation Committee, at any time, has been employed by the Company or been a participant in a related party transaction with the Company. There were no Compensation Committee interlocks or insider participation during 2022.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides you with a detailed description of our executive compensation objectives, philosophy and programs, the compensation decisions we have made under those programs, and the rationale and details supporting specific compensation decisions.

This CD&A focuses on the compensation of our named executive officers (our “named executive officers” or “NEOs”) for 2022. We review the roles and responsibilities of our officers and key employees on an annual basis and determine which of those individuals qualify as named executive officers by meeting the definition of “executive officer” for purposes of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), Item 402(a)(3) of Regulation S-K and Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In 2022, we had four officers who met the definition of “named executive officer” under SEC rules. The names and titles of our named executive officers for 2022 are shown in the table below.

Name	Title
Christian S. Kendall	President and Chief Executive Officer
Mark C. Allen	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
James S. Matthews	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
David E. Sheppard	Executive Vice President and Chief Operating Officer

This CD&A should be read in conjunction with the Summary Compensation Table which details the compensation of our named executive officers in 2022, 2021 and 2020, as reported in accordance with SEC rules.

Summary of Executive Compensation Practices

Our executive compensation policies and programs are designed to:

•align the interests of our named executive officers with those of our stockholders through stock-based compensation;

•align named executive officer compensation with the execution of our strategy; and

•create a compensation structure for our named executive officers that is easily understood and measured.

Objectives and Philosophy

Our compensation policies and programs are designed to ensure that salary levels and compensation incentives attract and retain top level individuals in key positions and are commensurate with each individual’s level of executive responsibility, the type and scope of our operations, and our Company-wide financial condition and performance. Our overall compensation philosophy is that we:

•pay competitive base salaries at a level to attract and retain outstanding talent, generally targeted at the median level of salaries of our peer companies;

•provide a proper balance and mix of compensation, which places significant emphasis on long-term and incentive-based compensation; and

•tie executive compensation to the performance of the Company as a whole.

2022 Say-on-Pay Results

Each year, we evaluate the result of the say-on-pay vote cast by our stockholders. We are committed to ensuring that our stockholders fully understand our executive officer compensation programs, including how such programs align the interests of our named executive officers with those of our stockholders and how such programs reward the achievement of our strategic objectives. At our 2022 annual meeting of stockholders, approximately 99% of shares having voting power present in person or represented by proxy were voted in favor of the compensation of our named executive officers, a higher approval percentage compared to 76% and 91% in 2021 and 2020, respectively. Our stockholders’ views on our executive officer compensation program are important to us, and we value and utilize the feedback and insights that we have received, and continue to receive, from our stockholders. As further detailed below, our Board recommends a vote FOR Proposal Two, the non-binding, advisory vote to approve named executive officer compensation.

Stockholder Engagement

We are committed to continuously maintaining an open dialogue with our stockholders and engaging in a robust process to solicit feedback. Throughout 2022, members of our senior management team engaged with stockholders owning more than 80% of our outstanding common stock as of December 31, 2022.

Additionally, as part of our ongoing stockholder engagement process, members of the Board are available to meet with our stockholders, and Board members met with several of our stockholders in 2022. We reach out to our largest institutional stockholders in an effort to obtain input on how our executive officer compensation program, disclosure practices, ESG policies and corporate governance may be better aligned with stockholder expectations.

The Board and our management carefully consider stockholder feedback. Below is a chart summarizing some of the feedback that we received from our stockholders and our responses.

Stockholder Feedback	Company Response
The annual incentive bonus plan should include performance measures tied to the Company’s CCUS business strategy and environmental, social and governance metrics.
In 2022, a total of 40% of the annual incentive bonus was tied to our CCUS business strategy and ESG metrics, as described below.

•20% was tied to execution of our CCUS business strategy and management of asset retirement obligations (“ARO”);
•15% was tied to health and safety goals; and
•5% was tied to an annual emissions reduction target.

For more information on the annual bonus program in 2022, see Executive Compensation – Compensation Discussion and Analysis – 2022 Compensation Components. For information on our 2023 annual incentive bonus program, see 2023 Compensation – 2023 Annual Incentive Bonuses.

Equity awards granted to named executive officers should be tied to traditional performance measures (as opposed to stock price performance).
For 2022 and 2023, the Compensation Committee determined that equity awards granted to our named executive officers would consist of 60% performance-based TSR awards (cliff vesting after a three-year period based on relative TSR performance against a peer group of companies) and 40% time-vested restricted stock (vesting ratably over a three-year period). For more information on the equity grants in 2022, see Executive Compensation – Compensation Discussion and Analysis – 2022 Compensation Components.

Denbury should disclose definitive goals with respect to capturing, utilizing and storing carbon emissions.
The utilization of captured industrial-sourced CO2 in EOR significantly reduces the carbon footprint of the oil that we produce, making our Scope 1 and 2 CO2e emissions negative today, with a goal to reach Net Zero within this decade for our Scope 1, Scope 2 and those Scope 3 emissions that result from a consumer’s use of the oil and natural gas we sell (defined as Category 11 emissions by the Greenhouse Gas Protocol).

We believe that we have utilized the feedback that we received from our stockholders to implement positive changes to our compensation, governance and sustainability programs.

Roles in Setting Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee, which consists of four independent directors, provides assistance to the Board in discharging its oversight responsibilities relating to the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program. Among its primary duties, the Compensation Committee reviews and approves, on at least an annual basis, the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these goals and objectives, and determines and approves our Chief Executive Officer’s compensation based on this evaluation. Additionally, in consultation with the Chief Executive Officer, the Compensation Committee evaluates the performance of, and reviews and approves the compensation of, all other executive officers on an annual basis.

Other duties of the Compensation Committee with respect to setting executive officer compensation include:

•setting, reviewing and certifying performance metrics and targets for incentive-based compensation;
•evaluating Company performance results with respect to the annual incentive bonus;
•evaluating and approving the Company’s compensation peer group;
•evaluating the competitiveness of each executive officer’s total target compensation; and
•approving any changes to executive officer compensation, including but not limited to, base salaries, annual incentive bonus target amounts and equity and cash awards.

The Compensation Committee charter, which fully describes the Compensation Committee’s duties and responsibilities, is available on the Company’s website at www.denbury.com, under the “Investors – Corporate Governance” link.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Compensation Committee, each year our Chief Executive Officer recommends the level of base salary, annual incentive bonus amounts and equity and/or cash award amounts for our other executive officers. These recommendations are based, in part, upon his assessment of each executive officer’s performance, the performance of the individual’s respective department or function, the performance of the Company as a whole, and officer retention considerations. The Compensation Committee reviews our Chief Executive Officer’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion. Our Chief Executive Officer is not involved in setting or approving his own compensation.

Role of Independent Compensation Consultant

The Compensation Committee has engaged LB&C to serve as its independent compensation consultant and to advise the Compensation Committee on compensation-related matters. LB&C reports directly to the Compensation Committee. The Compensation Committee assessed the independence of LB&C pursuant to applicable SEC and NYSE rules and concluded that no conflict of interest exists that would prevent LB&C from serving as an independent compensation consultant to the Compensation Committee. The Compensation Committee retains sole authority to approve LB&C’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. LB&C provides various executive compensation services to the Compensation Committee pursuant to a written consulting agreement with the Compensation Committee.

Use of Peer Survey Comparisons

In September 2021 (for the purpose of determining executive officer total target compensation for 2022), the Compensation Committee, in consultation with LB&C, approved compensation peer companies from a group of independent publicly traded oil and gas companies using several criteria, such as market capitalization, revenues, assets, enterprise value and production volumes. The Company’s compensation peer group is set forth below. The Compensation Committee reviews the peer group composition annually in consultation with LB&C.

Compensation Peer Group
Berry Corporation	Diamondback Energy, Inc.	Range Resources Corporation
Bloom Energy Corporation	Extraction Oil & Gas, Inc.	SM Energy Company
Callon Petroleum Company	Kosmos Energy Ltd.	Southwestern Energy Company
Centennial Resource Development, Inc.	Laredo Petroleum, Inc.	Talos Energy Inc.
Cimerex Energy Co.	Matador Resources Company	Whiting Petroleum Corporation
Comstock Resources, Inc.	PDC Energy, Inc.

2022 Compensation Components

2022 Named Executive Officer Compensation Components
Base Salary	Annual Incentive Bonus	Equity Awards

2022 Total Target Compensation
	Annual Base Salary Rate	Annual Incentive Bonus Target	Equity Award Target Value	Total Target Compensation
Christian S. Kendall	$772,000	$1,003,600	$4,053,000	$5,828,600
Mark C. Allen	605,000	726,000	1,724,250	3,055,250
James S. Matthews	525,000	525,000	840,000	1,890,000
David E. Sheppard (1)	500,000	500,000	1,000,000	2,000,000

(1)    Mr. Sheppard’s total target compensation for 2022 was adjusted as shown above following his promotion to Chief Operating Officer on June 1, 2022.

Base Salaries

The Compensation Committee believes that base salaries should be competitive with the salaries of similar management positions at our compensation peer companies. Base salary rates for our named executive officers at year-end 2022 are depicted in the table below.

Annual Base Salary
Christian S. Kendall	$772,000
Mark C. Allen	$605,000
James S. Matthews	$525,000
David E. Sheppard	$500,000

Annual Incentive Bonus

Annual incentive bonuses are paid in cash and are an integral part of the overall compensation program for all of our employees. The decision to pay annual incentive bonuses, and in what amounts, is determined by the Compensation Committee on a Company-wide basis. The annual incentive bonus target amounts are based on a percentage of base salary. The target annual incentive bonus percentage amounts for our named executive officers are depicted in the table below.

Target Annual Incentive Bonus Percentages
Christian S. Kendall	130%
Mark C. Allen	120%
James S. Matthews	100%
David E. Sheppard	100%

The 2022 annual incentive bonus was calculated for all of our employees, including our named executive officers, as follows:

2022 Annual Incentive Bonus Calculation

In February 2022, the Compensation Committee approved the annual incentive bonus metrics, their respective weightings for 2022 and the thresholds, targets and maximums for each metric. The annual incentive bonus had a potential payout range from 0% to 200% of target and was based entirely on Company performance. See Results of Incentive-Based Compensation for Year-End 2022 below for a description of the results of the 2022 annual incentive bonus.

Equity Awards – Overall Program

As part of the Company’s restructuring process which culminated in September 2020, all then-outstanding equity awards held by our named executive officers were cancelled. Following the restructuring, our named executive officers received post-emergence grants of PSUs and RSUs in December 2020, which covered multiple years of equity awards. Our named executive officers did not receive equity grants in 2021.

In 2022, equity awards were a significant focus of our total compensation program for our named executive officers and were designed to align the interests of our named executive officers with those of our stockholders and reflect the Company’s strategic goals. For 2022, the Compensation Committee determined that the equity awards granted to our named executive officers would consist of 60% TSR awards and 40% time-vested restricted stock, as summarized below.

Percentage	Award	Terms
60%	Performance-Based TSR	Based on peer ranking over a three-year (2022, 2023 and 2024) performance period and cliff vesting after three years
40%	Time-Vested Restricted Stock	Vesting ratably over three years (34%, 33%, 33%)

Each of the equity awards is discussed in greater detail below.

TSR Award

On March 7, 2022, our named executive officers received a TSR award grant as shown in the table below. On June 1, 2022, Mr. Sheppard received an additional TSR award grant of 2,509 shares in connection with his promotion to Chief Operating Officer.

TSR Award (Shares @ 100% Target)
Christian S. Kendall	34,361
Mark C. Allen	14,618
James S. Matthews	7,121
David E. Sheppard	5,968

The TSR award is based on comparing the average of the Company’s total shareholder return during each year within a three-year (2022, 2023 and 2024) performance period to that of a group of the Company’s peers during the same periods. The stock prices used to compare TSR are based on the increase or decrease in the Company’s or a peer company’s average common stock price (assuming reinvestment of any dividends) between the last thirty trading days of one calendar year and the last thirty trading days of the next calendar year. The TSR peer group, which was selected by the Compensation Committee in consultation with LB&C, includes 20 peer companies for the 2022 TSR award, as shown in the table below. The TSR peer group includes companies that focus on (i) traditional exploration and production of oil and natural gas and/or (ii) CCUS or clean energy.

2022 TSR Award Peer Group
Aker Carbon Capture ASA	Clean Energy Fuels Corp.	Range Resources Corporation
Berry Corporation	Comstock Resources, Inc.	Renewable Energy Group, Inc.
Bloom Energy Corporation	Diamondback Energy, Inc.	SM Energy Company
Callon Petroleum Company	Kosmos Energy Ltd.	Southwestern Energy Company
Centennial Resource Development, Inc.	Laredo Petroleum, Inc.	Talos Energy Inc.
California Resources Corporation	Matador Resources Company	Whiting Petroleum Corporation
Civitas Resources, Inc.	PDC Energy, Inc.

The TSR award has a potential achievement percentage range of 0% to 200%. The TSR achievement percentage is determined based on where the Company ranks relative to its peers at the end of the three-year performance period, with each successive ranking place accounting for 10% of the achievement percentage (subject to interpolation). For example: (i) a TSR ranking of 21 out of the peer group would result in an achievement percentage of 0%; (ii) a TSR ranking of 11 out of the peer group would result in an achievement percentage of 100%; and (iii) a TSR ranking of 1 out of the peer group would result in an achievement percentage of 200%.

The TSR award contains an absolute return feature such that if the Company’s three-year average TSR is negative, the award payout is capped at 100% of target regardless of whether the Company’s earned achievement percentage is greater than 100%.

In the event that a TSR peer company is acquired and ceases to have its primary common equity security listed or publicly traded during the three-year performance period, such company will be removed as a peer company for the purposes of calculating the TSR achievement percentage. In the event that a peer company is forced to delist from the securities exchange upon which it was traded due to low stock price or other reasons or files for bankruptcy during the three-year performance period, then that company will remain a peer company and it shall occupy the last position (or positions, if there are more than one such companies) in the TSR ranking.

Time-Vested Restricted Stock

The time-vested restricted stock grants vest ratably over a three-year period. On March 7, 2022, our named executive officers received grants of time-vested restricted stock as shown in the table below. On June 1, 2022, Mr. Sheppard received an additional time-vested restricted stock grant of 1,672 shares vesting over a three-year period in connection with his promotion to Chief Operating Officer.

Restricted Stock
Christian S. Kendall	22,907
Mark C. Allen	9,745
James S. Matthews	4,747
David E. Sheppard	3,979

Results of Incentive-Based Compensation for Year-Ended 2022

In the performance period ended 2022, our named executive officers earned cash from the 2022 annual incentive bonus. No incentive-based equity awards vested in 2022.

2022 Annual Incentive Bonus

The table below depicts the 2022 annual incentive bonus metrics, their respective weightings and the thresholds, targets, maximums and results for each metric.

2022 Annual Incentive Bonus Metrics and Results ($ in millions)
Metric	Target Points	Threshold (50%)	Target (100%)	Maximum (200%)	Results	Points Earned
EBITDAX (1)	20	$380	$490	$620	$586	35
Free Cash Flow % (2)	15	13%	30%	46%	31%	16
Production (3) (BOE/d)	10	46,700	48,200	49,700	46,809	5
HSE Performance
Serious Injury & Fatality Rate	5	0.66	0.49	0.32	0.37	9
Total Recordable Incident Rate	5	0.92	0.64	0.36	0.53	7
Significant Release Rate	5	0.20	0.17	0.14	0.18	4
Total Emissions Reduction	5	(2)%	3%	8%	3%	5
Lease Operating Expenses (4)	5	$450	$405	$365	$423	4
Reserves Replacement	5	50%	100%	250%	162%	7
General & Administrative Expenses (5)	5	$58	$53	$47	$61	—
Execution of CCUS Business Strategy and ARO Management (6)	20					30
Total	100					122

(1)    Consolidated EBITDAX as defined in the Company’s senior secured bank credit facility. Typically, for other purposes, we adjust EBITDAX for asset purchases or sales or other significant or unusual events as approved by the Compensation Committee. We define Adjusted EBITDAX as consolidated net income excluding interest expense, tax expense (benefit), depletion, depreciation, amortization and exploration expense, non-cash items, net losses from disposed, abandoned or discontinued operations and all other extraordinary or non-recurring losses and charges. This is a non-GAAP measure and should not be considered as a substitute for net income (loss), cash flow from operations computed under GAAP or any other measure computed in accordance with GAAP.
(2)    Free Cash Flow as a percentage of EBITDAX (as defined in the Company’s senior secured bank credit facility). Typically, Free Cash Flow is calculated as EBITDAX less actual oil and gas development capital expenditures and asset retirement obligation expenditures, excluding CCUS asset capital and capitalized interest, and may be adjusted for asset purchases or sales or other significant or other unusual events as approved by the Compensation Committee. Free Cash Flow Percentage is a non-GAAP measure that should not be considered as an alternative to cash flow from operations, investing or financing activities computed under GAAP, nor as a liquidity measure or indicator of cash flows.
(3)    Production is calculated before adjustments for any acquisitions and/or divestitures in barrels of oil equivalent produced per day (BOE/d).
(4)    Lease Operating Expenses excludes the cost of CO2.
(5)    General & Administrative Expenses excludes cash compensation earned above target levels.
(6)    Our goals and results for this metric included the following:

Performance Measures	Goals	Results
Total Contracted Pore Space	1,200 mmtonnes	2,000 mmtonnes
Total Contracted CO2 Transportation/Storage	10 mmtpa	20 mmtpa
Asset Retirement Obligation Management	$25 million	$34 million

In 2022, we expanded our dedicated CO2 storage portfolio to a total of seven contracted sites with estimated storage potential of approximately 2 billion metric tons, with planned sites in Alabama, Mississippi, Louisiana, and Texas. Additionally, we executed six agreements with customers for the potential future transportation and/or storage of industrial-sourced CO2 covering approximately 18 Mmtpa, raising our cumulative total of CO2 covered under future transportation/storage agreements to approximately 20 Mmtpa. Based on significantly exceeding the goals outlined above, the Compensation Committee certified a payout of 30 points for the metric related to Execution of CCUS Business Strategy and ARO Management.

Following approval by the Audit Committee of the Company’s financial statements for 2022, the Compensation Committee certified the results of the 2022 annual incentive bonus and determined that a total of 122 percentage points were earned for the 2022 annual incentive bonus. The chart below shows the 2022 annual incentive bonus amounts earned by our named executive officers, as compared to target.

Name	Annual Incentive Bonus Target	Annual Incentive Bonus Earned
Christian S. Kendall	$1,003,600	$1,224,392
Mark C. Allen	726,000	885,720
James S. Matthews	525,000	640,500
David E. Sheppard (1)	438,773	535,303

(1)    Mr. Sheppard was promoted to Chief Operating Officer on June 1, 2022. The table above depicts his prorated target bonus for 2022.

2023 Compensation

This section describes certain compensation actions taken with respect to 2023 compensation for our named executive officers. We include this disclosure because we believe it enhances the understanding of our executive compensation practices and our objectives, philosophy and programs going forward.

Base Salaries

Base salary rates for our named executive officers in 2023 are depicted in the table below.

2023 Annual Base Salary Rate
Christian S. Kendall	$800,000
Mark C. Allen	623,200
James S. Matthews	540,800
David E. Sheppard	515,000

2023 Annual Incentive Bonuses

The annual incentive bonus target amounts are based on a percentage of base salary. The annual incentive bonus target percentages for our named executive officers in 2023 were unchanged from 2022 and are depicted in the table below.

Target Annual Incentive Bonus Percentages
Christian S. Kendall	130%
Mark C. Allen	120%
James S. Matthews	100%
David E. Sheppard	100%

In February 2023, the Compensation Committee approved the annual incentive bonus metrics and their respective weightings for 2023, as summarized in the table below. The annual incentive bonus has a potential payout range from 0% to 200% of target. The 2023 annual incentive bonus metrics, which underscore the Company’s strategic focus on financial discipline, sustainability and CCUS initiatives, include:

•Operational metrics (55 target points). As compared to 2022, (i) the weightings for EBITDAX, Free Cash Flow Percentage and Production remained the same, (ii) metrics for lease operating expenses and general and administrative expenses were combined into one “Controllable Costs” metric and (iii) the metric for Reserves Replacement was moved to the Qualitative portion of the 2023 annual incentive bonus.

•HSE Performance metrics (20 target points). HSE Performance metrics remained unchanged from 2022 and include a Total Emissions Reduction metric measuring direct and indirect (Scope 1 and 2, including methane) greenhouse gas emissions.

•Qualitative metrics (25 target points). The Qualitative metrics are worth 25 target points (as compared to 20 target points in 2022), and in addition to including metrics related to the execution of our CCUS strategic goals (i.e., contracted pore space, CO2 transportation and CO2 storage) and asset retirement obligation management, the Qualitative metrics will include metrics related to the Company’s financial strength and capacity and reserves replacement.

2023 Annual Incentive Bonus Metrics
Metric	Target Points
Operational
EBITDAX (1)	20
Free Cash Flow Percentage (2)	15
Controllable Costs (3)	10
Production (4)	10
HSE Performance
Total Recordable Incident Rate	5
Serious Injury and Fatality Rate	5
Significant Release Rate	5
Total Emissions Reduction	5
Qualitative Metrics	25
Total	100

(1)    Consolidated EBITDAX as defined in the Company’s senior secured bank credit facility. Typically, for other purposes, we adjust EBITDAX for asset purchases or sales or other significant or unusual events as approved by the Compensation Committee. We define Adjusted EBITDAX as consolidated net income excluding interest expense, tax expense (benefit), depletion, depreciation, amortization and exploration expense, non-cash items, net losses from disposed, abandoned or discontinued operations and all other extraordinary or non-recurring losses and charges. This is a non-GAAP measure and should not be considered as a substitute for net income (loss), cash flow from operations computed under GAAP or any other measure computed in accordance with GAAP.
(2)    Free Cash Flow as a percentage of EBITDAX (as defined in the Company’s senior secured bank credit facility). Typically, Free Cash Flow is calculated as EBITDAX less actual oil and gas development capital expenditures and asset retirement obligation expenditures, excluding CCUS asset capital and capitalized interest, and may be adjusted for asset purchases or sales or other significant or other unusual events as approved by the Compensation Committee. Free Cash Flow Percentage is a non-GAAP measure that should not be considered as an alternative to cash flow from operations, investing or financing activities computed under GAAP, nor as a liquidity measure or indicator of cash flows.
(3)    Controllable Costs includes lease operating expenses and general and administrative expenses.
(4)    Measured in BOE/d.

2023 Equity Awards – Overall Program

Equity awards are a significant focus of our total compensation program for our named executive officers in 2023 and are designed to align the interests of our named executive officers with those of our stockholders and reflect the Company’s strategic goals. For 2023, the Compensation Committee determined that the equity awards granted to our named executive officers would consist of 60% TSR awards and 40% time-vested restricted stock, as summarized below.

Percentage	Award	Terms
60%	Performance-Based TSR	Based on peer ranking over a three-year (2023, 2024 and 2025) performance period and cliff vesting after three years
40%	Time-Vested Restricted Stock	Vesting ratably over three years (34%, 33%, 33%)

Each of the equity awards is discussed in greater detail below.

TSR Award

On March 7, 2023, our named executive officers received a TSR award grant as shown in the table below.

TSR Award (Shares @ 100% Target)
Christian S. Kendall	33,597
Mark C. Allen	12,195
James S. Matthews	8,134
David E. Sheppard	10,609

The TSR award is based on comparing the average of the Company’s total shareholder return during each year within a three-year performance period to that of the Company’s peers. The stock prices used to compare TSR are based on the increase or decrease in the Company’s or a peer company’s average common stock price (assuming reinvestment of any dividends) between the last thirty trading days of one calendar year and the last thirty trading days of the next calendar year. The TSR peer group, which was selected by the Compensation Committee in consultation with LB&C, includes 20 peer companies for the 2023 TSR award, as shown in the table below. The TSR peer group includes companies that focus on (i) traditional exploration and production and/or (ii) CCUS or clean energy.

2023 TSR Award Peer Group
Aker Carbon Capture ASA	Clean Energy Fuels Corp.	Permian Resources Corporation
Berry Corporation	Comstock Resources, Inc.	Range Resources Corporation
Bloom Energy Corporation	Crescent Energy Company	SM Energy Company
Callon Petroleum Company	Diamondback Energy, Inc.	Southwestern Energy Company
California Resources Corporation	Kosmos Energy Ltd	Talos Energy Inc.
Civitas Resources, Inc.	Matador Resources Company	Vital Energy, Inc.
Chord Energy Corporation	New Fortress Energy Inc.

The TSR award has a potential achievement percentage range of 0% to 200%. The TSR achievement percentage is determined based on where the Company ranks relative to its peers at the end of the three-year performance period, with each successive ranking place accounting for 10% of the achievement percentage (subject to interpolation). For example: (i) a TSR ranking of 21 out of the peer group would result in an achievement percentage of 0%; (ii) a TSR ranking of 11 out of the peer group would result in an achievement percentage of 100%; and (iii) a TSR ranking of 1 out of the peer group would result in an achievement percentage of 200%.

The TSR award contains an absolute return feature such that if the Company’s three-year average TSR is negative, the award payout is capped at 100% of target regardless of whether the Company’s earned achievement percentage is greater than 100%.

Time-Vested Restricted Stock

The time-vested restricted stock grants vest ratably over a three-year period. On March 7, 2023, our named executive officers received grants of time-vested restricted stock as shown in the table below.

Restricted Stock
Christian S. Kendall	22,398
Mark C. Allen	8,130
James S. Matthews	5,422
David E. Sheppard	7,073

Perquisites and Other Benefits

Our named executive officers participate in our benefit plans on the same terms as our other employees. These plans include medical, dental, vision, disability and life insurance and partial matching contributions to our 401(k) plan. Our only retirement benefit is our 401(k) plan. We do not offer any pension or post-retirement medical benefits. Our named executive officers are not provided perquisites.

Stock Ownership Guidelines

Our Board has approved stock ownership and retention guidelines for our officers. Under our stock ownership and retention guidelines, all officers are expected to hold stock with the values described below. Until the guideline amount is achieved, officers are required to retain at least one-third of the shares obtained through the 2020 Plan. As of March 31, 2023, all officers were in compliance with the ownership and retention guidelines.

Officer Level	Ownership Guideline
President and/or Chief Executive Officer	5x annual base salary
Executive Vice Presidents and/or Senior Vice Presidents	3x annual base salary
Vice Presidents	2x annual base salary

Risk Assessment Related to Our Compensation Program

We believe that our compensation policies and practices are unlikely to have a material adverse effect on the Company’s risk profile. Although portions of our compensation program are incentive-based, we believe that we have allocated our compensation among (i) base salary (ii) short-term compensation opportunities and (iii) long-term compensation opportunities in such a way as to discourage unreasonable risk taking. Further, one of the main factors we take into consideration in setting compensation is the performance of the Company as a whole, which we believe encourages decision making that is in the best long-term interests of the Company and our stockholders.

Policy on Recovery of Compensation and Clawbacks

The Board has adopted a clawback policy under which it has broad discretion to cause reimbursement by a Company executive officer of certain incentive-based compensation (both annual bonus payments and long-term incentive grants) under certain circumstances. Such circumstances include, but are not limited to, actions where compensation was predicated upon the achievement of certain financial results or targets that were subsequently the subject of a required restatement of the Company’s financial statements. Further, the clawback policy encompasses other actions such as officers engaging in fraudulent or intentional illegal conduct. The clawback policy is reviewed annually and may be revised to reflect evolving market conditions for governance matters. In October 2022, the SEC adopted rules requiring the securities exchanges, including the NYSE, to implement listing standards that will require us to amend our clawback policy to meet certain additional requirements. The Board intends to make any necessary updates to Denbury’s clawback policy following the determination and effectiveness of the new listing standards.

EXECUTIVE COMPENSATION – COMPENSATION TABLES

Summary Compensation Table

The following table sets out a summary of executive compensation for our named executive officers for the years indicated below.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Christian S. Kendall	2022	$772,000	$—	$4,864,805	$1,224,392	$31,824	$6,893,021
President and Chief Executive Officer	2021	772,000	—	—	1,525,472	28,038	2,325,510
	2020	743,416	3,400,000	18,249,357	—	48,937	22,441,710
Mark C. Allen	2022	$605,000	$—	$2,069,591	$885,720	$31,018	$3,591,329
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2021	605,000	—	—	1,103,520	29,050	1,737,570
	2020	580,000	2,146,000	6,843,503	—	48,719	9,618,222
James S. Matthews	2022	$525,000	$—	$1,008,166	$640,500	$30,410	$2,204,076
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2021	525,000	—	—	798,000	27,791	1,350,791
	2020	500,000	1,550,000	3,592,847	—	47,926	5,690,773
David E. Sheppard	2022	$475,178	$—	$1,161,604	$535,303	$24,765	$2,196,850
Executive Vice President and Chief Operating Officer

(1)Amounts in this column represent incentive cash awards granted in June 2020, which were earned 50% based on a retention component and 50% based on achieving certain specified performance metrics. The incentive cash awards became vested and were earned at the 100% level in September 2020.
(2)Amounts in this column represent the grant-date fair value of equity-based awards, as further detailed in the table below. The amounts for 2020 consist of fourth quarter post-emergence grants of PSUs and RSUs. No equity awards were granted in 2021. The amounts for 2022 consist of TSR awards and restricted common stock. The grant-date fair value of the RSUs and restricted common stock is calculated using the closing price of our common stock on the date of grant. The grant-date fair value of the PSUs and TSR awards is calculated using a Monte-Carlo simulation model.

Name	Year	Restricted Common Stock	TSR Awards	2020 Post-Emergence Grants of PSUs and RSUs	Total
Christian S. Kendall	2022	$1,742,765	$3,122,040	$—	$4,864,805
	2021	—	—	—	—
	2020	—	—	18,249,357	18,249,357
Mark C. Allen	2022	$741,400	$1,328,191	$—	$2,069,591
	2021	—	—	—	—
	2020	—	—	6,843,503	6,843,503
James S. Matthews	2022	$361,152	$647,014	$—	$1,008,166
	2021	—	—	—	—
	2020	—	—	3,592,847	3,592,847
David E. Sheppard	2022	$425,832	$735,772	$—	$1,161,604

(3)Amounts in this column include amounts earned under the annual incentive bonus plan for 2022 and 2021.  As a condition to receiving the incentive cash awards in June 2020, recipients were required to waive participation in the 2020 annual incentive bonus plan.

(4)Amounts in this column include (a) matching contributions to the 401(k) plan on each named executive officer’s behalf, (b) life and disability insurance premiums paid by the Company on each named executive officer’s behalf and (c) other compensation-related items as shown in the following table:

Name	Year	401(k) Plan (a)	Insurance Premiums (b)	Other (c)	Total
Christian S. Kendall	2022	$18,300	$9,186	$4,338	$31,824
Mark C. Allen	2022	18,300	8,044	4,674	31,018
James S. Matthews	2022	18,300	8,542	3,568	30,410
David E. Sheppard	2022	18,300	6,465	—	24,765

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, the following table details the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the compensation actually paid to Mr. Kendall, our Principal Executive Officer (“PEO”) and, on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, our peer group TSR over the same period, our net income, and our company-selected financial performance measure, Adjusted EBITDAX, as defined in footnote 8, and as adjusted for the years 2020, 2021 and 2022.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On:		Net Income (7) (dollars in thousands)	Adjusted EBITDAX (8) (dollars in thousands)
					Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)
2022	$6,893,021	$10,107,594	$2,664,085	$3,510,794	$481	$310	$480,160	$586,429
2021	2,325,510	28,519,275	1,544,181	9,033,972	423	194	$56,002	$316,422
2020	22,441,710	23,128,955	7,654,497	7,851,006	142	114	$(1,483,236)	$325,804

(1)    Amounts in this column reflect the amounts reported for Mr. Kendall for each corresponding year in the “Total” column of the Summary Compensation Table.
(2)    Amounts in this column represent compensation actually paid to Mr. Kendall, as calculated in accordance with Item 402(v) of Regulation S-K. Because our named executive officers do not participate in a defined benefit plan, no adjustment for pension benefits is included in the table below. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Kendall’s total compensation for each year to determine the compensation actually paid:

Year	Summary Compensation Table Total for PEO	Summary Compensation Table Value of Equity Awards	Equity Award Adjustments (a)	Compensation Actually Paid to PEO
2022	$6,893,021	$(4,864,805)	$8,079,378	$10,107,594
2021	2,325,510	—	26,193,765	28,519,275
2020	22,441,710	(18,249,357)	18,936,602	23,128,955

(a)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the year-over-year change in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the year-over-year change in fair value as of the vesting date. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2022	$5,368,992	$1,298,545	$1,411,841	$8,079,378
2021	—	12,674,202	13,519,563	26,193,765
2020	18,936,602	—	—	18,936,602

(3)    Amounts in this column reflect the average of the amounts reported for our NEOs as a group (excluding Mr. Kendall) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: for 2022, Messrs. Allen, Matthews and Sheppard; for 2021 and 2020, Messrs. Allen and Matthews.
(4)    Amounts in this column represent the average amount of compensation actually paid to the NEOs as a group (excluding Mr. Kendall), as calculated in accordance with Item 402(v) of Regulation S-K. Because our NEOs do not participate in a defined benefit plan, no adjustment for pension benefits is included in the table below. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in footnote (2):

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Summary Compensation Table Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$2,664,085	$(1,413,120)	$2,259,829	$3,510,794
2021	1,544,181	—	7,489,791	9,033,972
2020	7,654,497	(5,218,175)	5,414,684	7,851,006

(a)    Amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2022	$1,573,755	$328,698	$357,376	$2,259,829
2021	—	3,624,055	3,865,736	7,489,791
2020	5,414,684	—	—	5,414,684

(5)    On September 21, 2020, Denbury’s new common stock commenced trading on the NYSE under the ticker symbol “DEN”. Total Shareholder Return is determined based on the value of an initial fixed investment on that date of  $100 in Denbury’s new common stock.
(6)    Total Shareholder Return is determined based on the value of an initial fixed investment on that date of $100 in Denbury’s new common stock. The Total Shareholder Return peer group consists of the Dow Jones U.S. Exploration and Production Index.
(7)    Amounts reported represent the amount of net income (loss) in accordance with GAAP, as reflected in our consolidated audited financial statements for the applicable year.
(8)    We define Adjusted EBITDAX as consolidated net income excluding interest expense, tax expense (benefit), depletion, depreciation, amortization and exploration expense, non-cash items, net losses from disposed, abandoned or discontinued operations and all other extraordinary or non-recurring losses and charges. This is a non-GAAP measure and should not be considered as a substitute for net income (loss), cash flow from operations computed under GAAP or any other measure computed in accordance with GAAP.

Relationship Between Compensation Actually Paid and Performance Measures

The charts below describe the relationship of the Company’s TSR relative to its peers as well as the relationship between our PEO and our other NEOs’ compensation actually paid and (i) the Company’s TSR, (ii) the Company’s net income and (iii) the Company’s Adjusted EBITDAX.

COMPANY TSR VS PEER GROUP TSR

$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
2020
2021
2022
COMPANY TSR
PEER GROUP TSR

COMPENSATION ACTUALLY PAID VS COMPANY TSR

$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$-
$142
$423
$481
2020
2021
2022
COMPENSATION ACTUALLY PAID TO PEO
AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs
COMPANY TSR

COMPENSATION ACTUALLY PAID VS NET INCOME

$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
2020
2021
2022
COMPENSATION ACTUALLY PAID TO PEO
AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs
NET INCOME (DOLLARS IN THOUSANDS)

COMPENSATION ACTUALLY PAID VS EBITDAX

$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
$(5,000,000)
2020
2021
2022
COMPENSATION ACTUALLY PAID TO PEO
AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs
EBITDAX (DOLLARS IN THOUSANDS)

As part of the Company’s restructuring process which culminated in September 2020, all then-outstanding equity awards held by our NEOs were cancelled. Following the restructuring, our NEOs received post-emergence grants of PSUs and RSUs in December 2020 (see Security Ownership of Certain Beneficial Owners and Management), which covered multiple years of equity awards.

Our NEOs did not receive equity grants in 2021.

For 2022, the Compensation Committee determined that equity awards granted to our NEOs would consist of 60% performance-based TSR awards (cliff vesting after a three-year period based on relative TSR performance against a peer group of companies) and 40% time-vested restricted stock (vesting ratably over a three-year period). For more information on the equity grants in 2022, see Executive Compensation – Compensation Discussion and Analysis – 2022 Compensation Components.

Most Important Financial and Operational Performance Measures

As detailed in the CD&A, the Compensation Committee uses a mix of performance measures throughout our compensation program to align NEO compensation with Company performance. The following represent the most important performance measures used by the Company to link compensation actually paid to our NEOs in 2022 to the Company’s performance.

Most Important Financial and Operational Performance Measures
Relative TSR
Adjusted EBITDAX
CCUS Strategy Execution
Free Cash Flow
Production
HSE Performance
Emissions Reduction

2022 Grants of Plan-Based Awards

			Levels of Future Payouts Under Non-Equity Incentive Plan Awards			Levels of Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christian S. Kendall
TSR Awards (2)	3/7/2022	2/21/2022	—	—	—	—	34,361	68,722	—	3,122,040
Restricted Stock (3)	3/7/2022	2/21/2022	—	—	—	—	—	—	22,907	1,742,765
Mark C. Allen
TSR Awards (2)	3/7/2022	2/21/2022	—	—	—	—	14,618	29,236	—	1,328,191
Restricted Stock (3)	3/7/2022	2/21/2022	—	—	—	—	—	—	9,745	741,400
James S. Matthews
TSR Awards (2)	3/7/2022	2/21/2022	—	—	—	—	7,121	14,242	—	647,014
Restricted Stock (3)	3/7/2022	2/21/2022	—	—	—	—	—	—	4,747	361,152
David E. Sheppard
TSR Awards (2)	3/7/2022	2/21/2022	—	—	—	—	5,968	11,936		542,252
Restricted Stock (3)	3/7/2022	2/21/2022	—	—	—	—	—	—	3,979	302,722
TSR Awards (4)	6/1/2022	6/1/2022	—	—	—	—	2,509	5,018	—	193,519
Restricted Stock (5)	6/1/2022	6/1/2022	—	—	—	—	—	—	1,672	123,109

(1)Represents the fair value of equity awards as of the grant date. The fair value of the restricted stock awards is the fair market value of the stock on the date of grant. The fair value of the TSR awards is based on a Monte-Carlo simulation valuation model on the date of grant.
(2)The TSR awards granted in 2022 vest on March 1, 2025. The earned amount can range from 0% to 200% of the targeted shares based upon the performance of the Company’s stock as compared to the stock performance for the years 2022, 2023 and 2024 of the Company’s peers.
(3)The shares of restricted stock granted on March 7, 2022, vest ratably over a three-year period.
(4)On June 1, 2022, Mr. Sheppard received a TSR award of 2,509 shares in connection with his promotion to Chief Operating Officer. This TSR award vests on March 1, 2025 based upon the performance of the Company’s stock as compared to the stock performance for the years 2022, 2023, and 2024 of the Company’s peers.
(5)On June 1, 2022, Mr. Sheppard received a restricted stock grant of 1,672 shares vesting ratably over a three-year period in connection with his promotion to Chief Operating Officer.

2022 Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Awards That Have Not Vested ($) (2)
Name	Exercisable
Christian S. Kendall				365,711	(1)	31,824,171
				22,907	(2)	1,993,367
							362,242	(3)	31,522,299
							34,361	(4)	2,990,094
Mark C. Allen				137,250	(1)	11,943,495
				9,745	(2)	848,010
							135,791	(3)	11,816,533
							14,618	(4)	1,272,058
James S. Matthews				72,056	(1)	6,270,313
				4,747	(2)	413,084
							71,247	(3)	6,199,914
							7,121	(4)	619,669
David E. Sheppard				68,624	(1)	5,971,660
				3,979	(2)	346,253
				1,672	(5)	145,497
							67,817	(3)	5,901,435
							5,968	(4)	519,335
							2,509	(6)	218,333

(1)The RSUs granted on December 4, 2020 vest ratably over a three-year period and, subject to certain conditions, including employment through the applicable vesting date, are to be settled in shares of common stock in December 2023.
(2)The shares of restricted stock granted on March 7, 2022, vest ratably over a three-year period.
(3)The PSUs vested on March 3, 2021, and, subject to certain conditions, are to be settled in shares of common stock in December 2023.
(4)The TSR awards granted in 2022 are presented at 100% of the target award and vest on March 1, 2025. The earned amount can range from 0% to 200% of the targeted shares based upon the performance of the Company’s stock performance for the years 2022, 2023, and 2024 of the Company’s peers.
(5)On June 1, 2022, Mr. Sheppard received a restricted stock grant of 1,672 shares vesting ratably over a three-year period in connection with his promotion to Chief Operating Officer.
(6)On June 1, 2022, Mr. Sheppard received a TSR award of 2,509 shares in connection with his promotion to Chief Operating Officer. This TSR award is presented at 100% of the target award and vests on March 1, 2025.

Option Exercises and Stock Vested During 2022

One-third of the RSUs granted in December 2020 vested on December 4, 2022. However, the vested RSUs required to be reported in the table below will not be settled by the issuance of shares of common stock until December 2023, subject to certain conditions. As such, to date, the named executive officers listed in the table below have not been issued any shares of our common stock issuable under the RSUs and thus they have not realized any value with respect to the RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christian S. Kendall	—	—	124,501	10,834,077
Mark C. Allen	—	—	46,688	4,062,790
James S. Matthews	—	—	24,511	2,132,947
David E. Sheppard	—	—	23,344	2,031,395

Potential Payments Upon Termination or Change in Control

We believe that it is important to protect our named executive officers, together with all of our other employees, in the event of a change in control. Further, it is our belief that the interests of stockholders will be best served if the interests of our named executive officers are aligned with theirs, and providing change in control benefits should eliminate, or at least reduce, possible reluctance of our named executive officers to pursue potential change-in-control transactions that may be in the best interests of our stockholders.

We do not have any predefined severance benefits for our executive officers, except in the event of a change in control. Under the terms of our Severance Protection Plan, an employee is entitled to receive a severance payment if a Change of Control (as defined in the Severance Protection Plan) occurs and the employee incurs an involuntary termination of employment within the six-month period prior to, or within the two-year period following, that Change of Control (i.e., a “double trigger” payment). An involuntary termination for purposes of the Severance Protection Plan will mean a termination by us without cause or due to the employee’s own decision to terminate employment for good reason. Under the Severance Protection Plan, an involuntary termination will not include any termination of employment due to the participant’s death or disability. If entitled to severance payments under the terms of the Severance Protection Plan, members of our senior management team (including each of our named executive officers) will receive three times the sum of their annual base salary and bonus amounts, which is calculated as an amount equal to fifty percent (50%) of the total amount of all cash bonuses paid to the participant over the two most recent annual periods ending prior to the Change of Control. Our other officers will receive two-and-one-half times their annual salary and bonus amount, and all other employees will receive between one-third and one-and-one-half times their annual salary and bonus amount depending on their salary level and length of service with us. All employees that become entitled to a severance benefit under the Severance Protection Plan will also receive continuing medical and dental benefits, with the members of our senior management team receiving such benefits up to an eighteen-month period (such benefits would cease if the employee became covered under a subsequent employer’s plans).

The Severance Protection Plan does not provide for excise tax gross-ups. The Severance Protection Plan includes a “net-best” provision, which we believe is a prevalent alternative to providing a gross-up. Pursuant to the “net-best” provision, officers will receive the greater after-tax benefit of either (i) their full severance payment, for which the individual officer is responsible for the payment of any applicable excise tax or (ii) a severance payment capped at the safe harbor amount (generally $1 less than three times the officer’s average annual compensation over the past five years), for which no excise tax is due. This approach provides the officer with a capped payment only if the officer would receive a greater after-tax benefit than if the officer paid excise tax on the full severance payment.

In addition to the Severance Protection Plan, awards granted under our 2020 Plan have certain change in control protections as further described under the 2020 Plan and the underlying award agreements.

The following table shows, as of December 31, 2022, the estimated potential payments and benefits that would be received by our named executive officers based upon a hypothetical termination of employment and/or a change in control in each of the three circumstances indicated in the table (i.e., (1) a change in control with no termination of employment, (2) a change in control with an involuntary termination of employment and (3) death or disability). The fair value of accelerated equity awards includes only those awards that were not currently vested or settled as of December 31, 2022, using the closing stock price of $87.02 per share. Actual amounts that may become payable to any named executive officer can only be determined with any certainty at the time of an actual termination of employment or upon a change in control.

Name	Severance Protection Plan Payment ($) (1)	Healthcare and Other Insurance Benefits ($)	Fair Value of Accelerated Equity Incentive Plan Compensation ($) (2)	Non-Equity Incentive Plan Compensation ($)	Other ($)	Tax Gross Up ($)	Total Value ($)
Christian S. Kendall
Change in Control with no termination of employment	—	—	68,691,433	—	—	—	68,691,433
Change in Control plus an involuntary termination of employment	3,046,427	93,535	68,691,433	—	—	—	71,831,395
Death	—	—	68,691,433	—	—	—	68,691,433
Disability	—	—	58,297,279	—	—	—	58,297,279

Mark C. Allen
Change in Control with no termination of employment	—	—	26,033,888	—	—	—	26,033,888
Change in Control plus an involuntary termination of employment	3,965,991	90,021	26,033,888	—	—	—	30,089,900
Death	—	—	26,033,888	—	—	—	26,033,888
Disability	—	—	22,117,841	—	—	—	22,117,841

James S. Matthews
Change in Control with no termination of employment	—	—	13,577,898	—	—	—	13,577,898
Change in Control plus an involuntary termination of employment	3,165,750	113,322	13,577,898	—	—	—	16,856,970
Death	—	—	13,577,898	—	—	—	13,577,898
Disability	—	—	11,527,786	—	—	—	11,527,786
David E. Sheppard
Change in Control with no termination of employment	—	—	13,191,698	—	—	—	13,191,698
Change in Control plus an involuntary termination of employment	1,743,518	99,688	13,191,698	—	—	—	15,034,904
Death	—	—	13,191,698	—	—	—	13,191,698
Disability	—	—	11,221,387	—	—	—	11,221.387

(1)The Severance Protection Plan contains a “net best” provision, which would reduce the parachute payments to the safe-harbor limit, as defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), if it is more financially advantageous to the named executive officer on an after-tax basis. The amount shown is net of any applicable payment scale back if such a scale back would be required under the Severance Protection Plan.
(2)The amounts in this column include accelerated settlement of the previously vested PSUs and two-thirds of the RSUs granted in December 2020.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following reasonable estimate of the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Kendall, our Chief Executive Officer, as of December 31, 2022.

For 2022, our last completed fiscal year:

•the median of the annual total compensation of all employees of the Company (other than Mr. Kendall) was approximately $133,327;

•the annual total compensation of our Chief Executive Officer was approximately $6,893,021; and

•the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was approximately 52 to 1.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the steps detailed below.

•We determined that, as of December 31, 2022, our employee population consisted of 765 individuals, with all of these employees located in the United States. This population consisted of our full-time, part-time and temporary employees.

•To identify the “median employee” from our employee population, we compared the amount of salary and wages of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2022. In making this determination, we annualized the compensation for permanent employees that were hired in 2022 but did not work at Denbury for the entire fiscal year.

•For the annual total compensation of Mr. Kendall and our median employee, we combined all of the elements of Mr. Kendall’s and such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Proposal Two: Advisory Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Act requires all public companies to solicit from stockholders a non-binding, advisory vote to approve the compensation of their named executive officers.  In 2017, based on stockholder approval, the Board determined to hold its advisory vote to approve named executive officer compensation annually until the Board determines, or the next frequency vote (which is included as Proposal Three in this proxy statement) provides, otherwise.

This proposal, commonly known as a “say-on-pay” proposal, grants stockholders the opportunity to express their views on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this proxy statement.

The Board is asking stockholders to approve, on an advisory basis, the 2022 compensation of our named executive officers, as disclosed in the CD&A, the compensation tables and related disclosures in this proxy statement, which we urge you to review in voting on this resolution.  Although this vote is non-binding, the Compensation Committee values your opinion and will consider the voting results when making future decisions and recommendations about executive compensation.

We always welcome feedback from our stockholders.  Stockholders can communicate directly with members of the Compensation Committee on these matters by either writing them in care of Denbury Inc., Attention: Compensation Committee, at 5851 Legacy Circle, Suite 1200, Plano, Texas 75024, or emailing them at: compensationcommittee@denbury.com.  Your correspondence will be received by the Chairperson of the Compensation Committee with a copy to our Chief Executive Officer and Chief Financial Officer.

As described in the CD&A of this proxy statement, our executive compensation policies are designed to ensure that salary levels and compensation incentives attract and retain top-level individuals in key positions and are commensurate with each individual’s level of executive responsibility, the type and scope of our operations and our Company-wide financial condition and performance. Additionally, the Compensation Committee believes that incentive-based compensation is an important part of executive compensation because it aligns named executive officer compensation with Company performance and the execution of our strategy.

Vote Required

The affirmative vote of a majority of shares having voting power present or represented by proxy and entitled to vote on this proposal at the annual meeting, where a quorum is present, will constitute a non-binding, advisory approval of this Proposal Two. Abstentions will have the same effect as a vote against this proposal. Brokers do not have discretion to vote on this proposal without your instruction.  If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Board of Directors’ Recommendation

Our Board of Directors recommends a vote FOR approval of the following non-binding, advisory resolution:

“RESOLVED, that the compensation of the Company’s named executive officers in 2022, as disclosed in the Compensation Discussion and Analysis, compensation tables and related disclosures contained in the Company’s 2023 proxy statement, is hereby approved.”

Proposal Three: Frequency of Advisory Vote on Named Executive Officer Compensation

The Dodd-Frank Act requires us to solicit the non-binding, advisory vote of our stockholders on how frequently we should seek an advisory vote on the compensation of our named executive officers. By voting on this Proposal Three, stockholders may indicate whether they would prefer an advisory “say-on-pay” vote every one, two, or three years, or they may abstain from voting on this matter.

Denbury has held an advisory “say-on-pay” vote every year since 2011, and our Board is recommending that the Company continue its practice of holding an advisory “say-on-pay” vote every year, for the reasons stated below:

•An advisory vote every year gives stockholders a formal mechanism for providing their direct input on our most recent compensation information for our named executive officers, and our philosophy, policies and practices as disclosed in our proxy statement each year.

•An advisory vote every year is consistent with our policy of promoting regular communication with our stockholders regarding named executive officer compensation (and other matters) and may encourage additional dialogue.

While this is a non-binding, advisory vote, our Board will carefully consider the results of the vote when deciding how frequently the Company should seek an advisory vote on the compensation of its named executive officers.

Vote Required

As described above, the affirmative vote of a majority of shares having voting power present in person or represented by proxy at the annual meeting, where a quorum is present, will constitute a non-binding, advisory approval of this Proposal Three. If none of the frequency options receive a majority vote, the option that receives the highest number of votes cast will be considered the frequency selected by stockholders. Nonetheless, if two or more frequency alternatives receive a similar level of votes and thus there is no clear mandate from stockholders, the Board may determine that it is in the best interests of the stockholders of the Company to hold a “say-on-pay” vote more or less frequently than the frequency option receiving the highest number of votes. You may abstain from voting on this proposal. Abstentions will have no effect on the outcome of the advisory vote. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Board of Directors’ Recommendation

Our Board of Directors recommends a vote FOR approval of a non-binding, advisory vote on named executive officer compensation EVERY YEAR.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about Denbury’s equity compensation plan as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders
2020 Omnibus Stock and Incentive Plan (1)	—	—	3,642,033
Employee Stock Purchase Plan (2)			1,992,396

(1)A description of the 2020 Plan is included in Note 11 to the Company’s audited financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K.
(2)A description of the Employee Stock Purchase Plan is included in Note 10 to the Company’s audited financial statements for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K.

AUDIT MATTERS

Audit Committee Report

The primary purpose of the Audit Committee, which is discussed in detail in its charter, is to assist with the Board’s oversight of the:

•integrity of the Company’s financial statements;
•Company’s compliance with legal and regulatory requirements related to financial reporting;
•independence and qualifications of the Company’s independent registered public accounting firm;
•performance of the Company’s internal audit function and independent registered public accounting firm;
•preparation of required disclosures for the Company’s financial statement filings with the SEC;
•independence of the Company’s independent reserves engineer;
•reporting of the Company’s oil, natural gas and CO2 reserves; and
•evaluation as to whether the Company has effective processes for risk assessment and risk management.

All members of the Audit Committee meet the independence, experience and financial literacy requirements of the NYSE, the Sarbanes Oxley Act and any rules or regulations promulgated by the SEC. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.denbury.com, under the “Investors – Corporate Governance” link and further described in this proxy (see Board Meetings, Attendance and Committees – Audit Committee above).

Management is responsible for the Company’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, and the Audit Committee uses the Company’s internal audit department to assist with these responsibilities.  The internal audit department has unrestricted access to the Audit Committee and regularly meets with the Audit Committee in executive sessions without management present.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and related opinion on internal controls with management. It has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including Auditing Standard No. 16 (Communication with Audit Committees). Additionally, PricewaterhouseCoopers LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed PricewaterhouseCoopers LLP’s independence with management and the independent registered public accounting firm. The Audit Committee has concluded that the rendering of non-audit services by PricewaterhouseCoopers LLP to the Company has not impaired the independence of PricewaterhouseCoopers LLP.

Based on the Audit Committee’s discussions with management and PricewaterhouseCoopers LLP, and its review of the representations of management and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended to the Board that the Company’s 2022 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

The Audit Committee
Anthony M. Abate, Chairperson
Kevin O. Meyers
Lynn A. Peterson
Brett R. Wiggs

Independent Auditor Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees (1)	1,913,050	$1,722,732
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	6,130	6,709
Total	$1,919,180	$1,729,441

(1)Audit fees consisted of fees associated with the audit of the Company’s consolidated financial statements, including the audit of the effectiveness of the Company’s internal controls over financial reporting, required quarterly reviews and consultations, as well as work only the independent registered public accounting firm can reasonably be expected to provide, such as comfort letters, consents and review of documents filed with the SEC.
(2)Fees associated with a license for accounting research software.

The Audit Committee charter stipulates that the Audit Committee preapprove the fees to be paid to the independent registered public accounting firm prior to the annual audit.  Additionally, all engagements for non-audit services by the independent registered public accounting firm must be approved prior to the commencement of services.  In 2021 and 2022, all fees paid to the Company’s independent registered public accounting firm were approved by the Audit Committee prior to the commencement of services.

Proposal Four: Ratify the Audit Committee’s Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2023

PricewaterhouseCoopers LLP has been our independent registered public accounting firm for each of the last nineteen years.  It is the recommendation of our Audit Committee to appoint PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company until the next annual meeting of stockholders and to authorize the Audit Committee to approve its remuneration as such.  If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm.  The stockholders’ ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change independent registered public accounting firms at any time. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, available to answer questions and afforded an opportunity to make a statement, if desired.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present or represented by proxy at the annual meeting of stockholders, where a quorum is present, is required for approval of this Proposal Four. Abstentions will have the same effect as a vote against this proposal. Brokers do have discretion to vote on this proposal without your instruction.

A properly executed proxy submitted without voting instructions will be voted “FOR” this Proposal Four.

Board of Directors’ Recommendation

Our Board of Directors recommends that stockholders vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Exchange Act and the rules thereunder require our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of these forms and written representations from the officers and directors, we believe that all Section 16(a) filing requirements were timely met during 2022 except for the Form 4s filed on March 11, 2022, for our directors and Section 16 officers, which were filed two days late due to an administrative error, and the Forms 3 and 4 filed on June 6, 2022, for Mr. Sheppard, which were filed one day late due to an administrative error.

STOCKHOLDER PROPOSALS FOR OUR 2024 ANNUAL MEETING OF STOCKHOLDERS

Proposals for Inclusion in Our 2024 Proxy Statement

Pursuant to Rule 14a-8 promulgated under the Exchange Act, in order for a stockholder proposal to be included in the Company’s proxy materials for the 2024 annual meeting of stockholders, the proposal must be in full compliance with applicable law, including Rule 14a-8, and our Bylaws, and must be received by the Company at the address below no later than December 20, 2023, unless the date of our 2024 annual meeting is more than 30 days before or after June 1, 2024, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.  All such proposals must be submitted in writing to James S. Matthews, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, 5851 Legacy Circle, Suite 1200, Plano, Texas 75024. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act.

Advanced Notice of Nominations or Proposed Business for Our 2024 Annual Meeting of Stockholders

Our Bylaws require advanced written notice from any stockholder seeking to present nominations of persons for election to the Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2024 annual meeting of stockholders. Notice of such proposals must be received by James S. Matthews, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, 5851 Legacy Circle, Suite 1200, Plano, Texas 75024, no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, before the date of the one-year anniversary of the immediately preceding year’s annual meeting. Based on the anniversary date of our 2023 annual meeting, a stockholder must send advanced written notice of any such nomination or other business or proposals such that the notice is received by us no earlier than February 2, 2024 and no later than March 3, 2024. In the event the 2024 annual meeting of stockholders is convened on a date more than 30 days before, or more than 30 days after, such anniversary date, such notice must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company. Any such proposal of business must include the information called for, and follow the other requirements set forth, in our Bylaws about the proposed business and the proposing stockholder. Additionally, any such nomination must provide the reasons supporting a candidate’s nomination, information regarding the candidate and their qualifications, along with all other information about the candidate required under SEC Rule 14A and the Company’s Bylaws, the candidate’s consent to being considered as a nominee, and a way to contact the candidate to verify his or her interest and to gather further information, if necessary.  In addition, the stockholder making the nomination or proposal must submit information regarding ownership of the Company’s securities and related information specified in the Company’s Bylaws.  Stockholders must send recommendations for director candidates to the address listed above under Governance of the Company – Communication with the Board.  Stockholders who wish to nominate an individual to the Board must also follow the requirements of the Company’s Bylaws and applicable SEC and NYSE rules and regulations.

OTHER MATTERS

The Board is not aware of any matter to be presented for action at the 2023 annual meeting other than the proposals set forth in this proxy statement. The form of proxy for the annual meeting of stockholders grants authority to the persons designated therein as proxies to vote in their discretion on any other matters that come before the annual meeting, or any adjournment thereof, that are not set forth in our proxy statement, except for those matters as to which adequate notice is received.

All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based upon information received from the individual directors and officers.  All information relating to any beneficial owner of more than 5% of our common stock is based upon information contained in reports filed by such owner with the SEC.  The information contained in this proxy statement in the sections entitled Compensation Committee Report and Audit Matters – Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

We have provided or otherwise made available to each person whose proxy is solicited hereby a copy of our 2022 Annual Report to Stockholders for the year ended December 31, 2022, which includes the Annual Report on Form 10-K except for certain exhibits.  A copy of our Annual Report to Stockholders or our Annual Report on Form 10-K filed with the SEC may be obtained without charge by writing to Denbury Inc., ATTN: Investor Relations, 5851 Legacy Circle, Suite 1200, Plano, Texas 75024, or by e-mailing ir@denbury.com.

By order of the Board of Directors,

/s/ James S. Matthews

James S. Matthews Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

DENBURY INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

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The Board of Directors recommends you vote FOR each of the following nominees for proposal 1:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Kevin O. Meyers	☐	☐	☐
1b. Anthony M. Abate	☐	☐	☐
1c. Caroline G. Angoorly	☐	☐	☐
1d. James N. Chapman	☐	☐	☐
1e. Christian S. Kendall	☐	☐	☐
1f. Lynn A. Peterson	☐	☐	☐
1g. Brett R. Wiggs	☐	☐	☐
1h. Cindy A. Yeilding	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:

	For	Against	Abstain
2. To hold an advisory vote to approve named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR for proposal 3:

	1 year	2 years	3 years	Abstain
3. To hold an advisory vote on the frequency of the stockholder vote to approve named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000605940_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

DENBURY INC.
Annual Meeting of Stockholders
June 1, 2023 8:00 AM (Central Daylight Time)
This proxy is solicited by the Board of Directors

The undersigned appoints Kevin O. Meyers and Christian S. Kendall (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Denbury Inc., a Delaware corporation ("Denbury"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of Denbury to be held virtually at www.virtualshareholdermeeting.com/DEN2023, on Thursday, June 1, 2023 at 8:00 A.M. (Central Daylight Time) and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director, "FOR" Proposals 2 and 4 and "One Year" for Proposal 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote these shares unless you sign and return this card.

0000605940_2 R1.0.0.6

Continued and to be signed on reverse side